SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POTLATCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 7, 2007

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Potlatch Corporation

601 West Riverside Ave., Suite 1100
Spokane, Washington 99201

April 6, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Potlatch Corporation will be held at the Hotel Lusso, North One Post Street, Spokane, Washington, on Monday, May 7, 2007, at 9:00 a.m. local time.

We are holding this meeting to:

•	elect three directors to the Potlatch Corporation Board of Directors;

•	ratify the selection of KPMG LLP as Potlatch Corporation’s independent auditor for 2007; and

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 30, 2007, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Potlatch’s proxy statement, proxy card or voting instruction form and 2006 Annual Report are being distributed to stockholders on or about April 9, 2007. Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the section titled “Voting” beginning on page one of the accompanying proxy statement.

By Order of the Board of Directors,
PAMELA A. MULL Corporate Secretary

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being furnished to stockholders of Potlatch Corporation in connection with the solicitation of proxies by our Board of Directors for use at the 2007 Annual Meeting of Stockholders, which is described below. We expect to mail this proxy statement, the Notice of Meeting, and the form of proxy enclosed, on or about April 9, 2007.

ANNUAL MEETING INFORMATION

Date, time and place of the meeting

The 2007 Annual Meeting of Stockholders will be held on Monday, May 7, 2007, at 9:00 a.m., local time, at Hotel Lusso, North One Post Street, Spokane, Washington.

Purpose of the meeting

The purpose of the meeting is to vote upon the election of three directors to our Board and the ratification of the appointment of KPMG LLP as our independent auditor for 2007.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR both proposals contained in this proxy statement.

Who may vote

Stockholders who owned common stock at the close of business on March 30, 2007, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co., also may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $8,500 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

Our transfer agent, Computershare Investor Services, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with Potlatch (in your name):

•	Via Internet: Go to www.investorvote.com and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•	By Telephone: Call toll-free 1-800-652-8683 and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•

In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company):

•

Via Internet: If you are a participant in the Potlatch Savings Plan for Hourly Employees, go to www.investorvote.com and follow the instructions. If you are a participant in the Potlatch Salaried Employees’ Savings Plan, go to www.investorvote.com and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.

•	By Telephone: Call toll free 1-800-652-8683 and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.
•

In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items, but cannot vote your shares for “non-discretionary” items. On non-discretionary items for which you do not give voting instructions, the shares will be treated as “broker non-votes”. The election of directors and the ratification of the selection of our independent auditor are both considered routine and therefore “discretionary” items. This means that both proposals may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the three nominees for director identified in this proxy statement and FOR Proposal 2. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-800-207-3158.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-652-8683 and following the instructions or via the Internet by going to www.investorvote.com and following the instructions.

If your shares are held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company), you may revoke your proxy by telephone by calling 1-800-652-8683 and following the instructions or via the Internet by going to www.investorvote.com if you are a participant in the Potlatch Savings Plan for Hourly Employees or if you are a participant in the Potlatch Corporation Salaried Employees’ Savings Plan, and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 30, 2007, the record date, we had 39,022,410 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be counted towards a quorum.

Votes needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1 and to approve Proposal 2. The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. If you own shares in “street” or “nominee” name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Other matters presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2007 Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on the matter.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Corporate Conduct and Ethics Code

Our Board of Directors and management operate within our comprehensive plan of corporate governance that defines our Board’s and executives’ responsibilities, sets high standards for their professional and personal conduct, and provides for monitoring of their compliance with those responsibilities and other legal standards. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Corporate Conduct and Ethics Code, or Ethics Code, which provides ethical standards and policies that apply to all of our officers, employees and directors, including our chief executive officer and chief financial officer. Our Ethics Code requires that our officers, employees and directors avoid conflicts of interest, comply with laws and other legal requirements, conduct business honestly and ethically, provide full and accurate reporting to us, and otherwise act with integrity and in our best interests. We have also established procedures so that complaints regarding our accounting and auditing matters, conflicts of interests, securities violations and other matters can be submitted confidentially and anonymously. See “Communications with Directors” below. Copies of the Ethics Code and the Governance Guidelines are available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” and then selecting the appropriate link.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 30, 2007, our Board had eleven members, ten of whom are outside (non-employee) directors. With the exception of Michael J. Covey, who serves as Chairman of the Board, President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our external auditor, KPMG LLP. All are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy, a copy of which can be found on our web site by going to www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” and then “Board of Directors.”

At each of its in-person meetings, the Board meets in executive session without members of management present, and William T. Weyerhaeuser, Vice Chair of the Board, presides over these executive sessions. Each committee of the Board, except for the Finance Committee, also meets in executive session at every in-person meeting without members of management present.

Board Meetings

During 2006, the Board met eight times. Each Director attended 75% or more of the meetings of the Board and its Committees, with the exception of William L. Driscoll, who was deployed overseas with his United States Marine Corps reserve unit for approximately nine months. During his leave of absence from the Board, Mr. Driscoll was not compensated by us. Since his return, he has attended all Board meetings. The Board does not have a policy requiring director attendance at annual meetings of the stockholders and we do not expect any of our outside (non-employee) directors to attend the 2007 Annual Meeting. Two of our directors attended the 2006 Annual Meeting of Stockholders.

Communications with Directors

We have established procedures for stockholders and other interested parties to contact one or more of our non-management directors by e-mail or mail. These procedures can be viewed by going to our public web site at

www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” and then “Board of Directors.” We forward all communications with a proper business purpose to the intended non-management director or directors.

Our Audit Committee has established procedures to address complaints and concerns about our accounting, internal controls and auditing matters for two different groups: (1) employees, who receive confidential and anonymous treatment; and (2) third parties (such as competitors, vendors and consumers), who are not entitled to confidential and anonymous treatment. All complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” and then “Hotlines.”

Nominees for Director

Our Nominating and Corporate Governance Committee, or Nominating Committee, has the responsibility to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election. The Board then nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also makes certain a majority of our Board members are independent under NYSE rules, as required by our Governance Guidelines, and makes certain that at least one Board member meets the criteria for an “audit committee financial expert” under Securities and Exchange Commission, or SEC, rules.

Prior to each annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience of its directors. If a director no longer wants to continue in service or the Nominating Committee decides not to re-nominate the director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any director search firm engaged by the Nominating Committee, and by our stockholders.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Each notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Potlatch common stock beneficially owned by the nominee, if any, and the skills, qualifications, background and other attributes of the nominee that the stockholder believes are pertinent. In addition, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, must be included, as well as the following: (i) the nominee’s written consent to serve, if elected; and (ii) a written statement whether the nominee, if elected, will provide, promptly after his or her election as a director, an irrevocable resignation effective upon (a) the nominee’s failure to receive the required vote for re-election at the next meeting of stockholders at which the nominee would face re-election, and (b) acceptance of such resignation by the Board, pursuant to our Bylaws or our Governance Guidelines. A written notice of the nomination must be sent to our offices within the time requirements set forth in this proxy statement under “General Information—Stockholder Proposals for 2008.”

Committees of the Board

Our Board currently has four standing committees, as described below. The current charters of each of these committees are available on our public web site at www.potlatchcorp.com, and by selecting “Investor Resources and Corporate Governance,” and then “Board of Directors—Committees.” The following table shows the membership of each Committee as of March 30, 2007:

Name	Audit Committee	Executive Compensation and Personnel Policies Committee	Finance Committee	Nominating and Corporate Governance Committee
Michael J. Covey			x
Boh A. Dickey	x(Chair)		x(Chair)
William L. Driscoll			x	x
Ruth Ann M. Gillis	x		x
Jerome C. Knoll	x	x
John S. Moody		x	x
Lawrence S. Peiros		x		x
Gregory L. Quesnel	x	x		x
Michael T. Riordan		x		x
Judith M. Runstad		x		x(Chair)
William T. Weyerhaeuser		x(Chair)	x

The Audit Committee

Our Audit Committee consists of four outside (non-employee) directors, and is responsible for assisting the Board in its oversight of our accounting, financial reporting and internal control matters, including monitoring our compliance with the tax and other rules pertaining to real estate investment trusts (REITs). The Audit Committee also has sole authority to retain, compensate and terminate our independent auditor and our Internal Audit Director. In addition, the Audit Committee oversees and enforces our Related Person Transactions Policy. See also “Transactions with Related Persons” below. The current Audit Committee Charter is attached to this proxy statement as Appendix A. The Committee has appointed KPMG LLP as our independent auditor and pre-approved its audit fees and non-audit services and fees for 2007 in accordance with criteria adopted by our Audit Committee.

Our Board has determined that all members of our Audit Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy, and are financially literate. The Board also has determined that Committee Chair Boh A. Dickey is an audit committee financial expert as defined by the SEC rules.

Our Audit Committee met eight times in 2006. See “Audit Committee Report” in this proxy statement for a description of the Committee’s activities during 2006.

The Executive Compensation and Personnel Policies Committee

Our Executive Compensation and Personnel Policies Committee, or Compensation Committee, consists of seven outside (non-employee) directors, all of whom meet the NYSE listing standards for director independence. The Compensation Committee oversees our executive compensation and benefits programs and general personnel policies and practices for our executives. It also helps determine our management succession planning, and annually reviews the performance of our Chief Executive Officer. In addition, the Compensation Committee reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval.

Our Compensation Committee met five times in 2006.

The Finance Committee

Our Finance Committee reviews and makes recommendations on financings and other financial matters, and consists of six directors—five outside (non-employee) directors and our Chairman of the Board, Michael J. Covey, who is an employee of the Company.

Our Finance Committee met once in 2006.

The Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, and for developing and recommending to the Board a set of corporate governance principles and related policies. It also oversees our compensation and benefits paid to our directors.

The Board has determined that all five members of our Nominating Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy.

Our Nominating Committee met four times in 2006.

Compensation of Directors and Named Executive Officers

See “Compensation Discussion and Analysis” in this proxy statement.

Stock Ownership Guidelines of Directors and Officers

See “Compensation Discussion and Analysis—Overview; Officer Stock Ownership Guidelines” and “Compensation of Non–Employee Directors; Director Stock Ownership Guidelines” in this proxy statement.

Compensation Committee Interlocks and Insider Participation

William T. Weyerhaeuser, Jerome C. Knoll, Lawrence S. Peiros, Gregory L. Quesnel, Michael T. Riordan and Judith M. Runstad served as members of our Compensation Committee during 2006. John S. Moody was appointed to the Compensation Committee in December 2006. All are outside (non-employee) directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2006.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to clearly comply with these requirements, our Audit Committee has adopted a Related Person Transactions Policy that applies to any director or executive officer of the Company, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or Related Person, or in which a Related Person is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (i) we or any of our subsidiaries participate, (ii) the amount involved exceeds $120,000, and (iii) any Related Person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed Related Person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any Related Person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting. The entire policy can be viewed by going to our public web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” then “Board of Directors.”

We did not conduct any transactions with related persons in 2006 that would require disclosure in this proxy statement or approval by the Audit Committee pursuant to the policy described above.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2010 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the outstanding shares.

Below are the names and ages of our eleven directors of as the date of this proxy statement, the years they became Directors, their principal occupations or employment for at least the past five years, and certain of their other directorships. Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee. Our former Chairman of the Board, L. Pendleton Siegel, served as a director and Chairman during the entire 2006 year and retired effective December 31, 2006.

Nominees for Election at this Meeting for a Term Expiring in 2010 (Class II)

Michael J. Covey (age 49) has been a director since February 2006. Our President and Chief Executive Officer since February 2006, Mr. Covey has been Chairman of the Board since January 1, 2007. Prior to coming to Potlatch, he was employed for 23 years by Plum Creek Timber Company, Inc., a real estate investment trust, where he had served most recently as Executive Vice President since August 2001.

Gregory L. Quesnel (age 58) has been a director since September 2000. Mr. Quesnel retired as President, Chief Executive Officer and a Director of CNF, Inc., a supply chain logistics management company, in 2004, positions he had held since May 1998. He also serves as a director of Synnex Corporation (NYSE: SNX), an information technology product supplies services company.

Michael T. Riordan (age 56) has been a director since December 2002. From May 2000, until his retirement in 2002, Mr. Riordan was the Chairman, Chief Executive Officer and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products. Prior to that time, he was the President of two large manufacturers of tissue and paper products. Mr. Riordan also serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), a publication, catalog and commercial printing company.

Directors Continuing in Office until 2008 (Class III)

Jerome C. Knoll (age 64) has been a director since December 2001. Mr. Knoll has been Vice President of Genie Industries, Inc., a manufacturer of aerial work platforms, since 1989, and served as its Chief Financial Officer from 1989 through April 2001. Since January 2000, he has also been Chairman and Chief Executive Officer of Marathon Industries, Inc., a manufacturer of polyurethane products.

Lawrence S. Peiros (age 51) has been a director since February 2003. In January 2007, Mr. Peiros was named Executive Vice President and Chief Operating Officer for North America of The Clorox Company (NYSE: CLX), a household consumer products company. Previously, he served as Group Vice President of The Clorox Company, a position he had held since February 1999.

William T. Weyerhaeuser (age 63) has been a director since February 1990 and has served as Vice Chairman of our Board since January 1, 2004. Currently, Mr. Weyerhaeuser is Chairman of Columbia Banking System, Inc. (NASDAQ: COLB), a position he has held since January 2001. He served as its Interim Chief Executive Officer from June 2002 until February 2003. In addition, Mr. Weyerhaeuser has been Chairman of Eden Bioscience Corp. (NASDAQ: EDEN) since November 2001.

John S. Moody (age 58) has been a director since September 2006. Mr. Moody is President of Proterra Management LLC in Houston, which is the general partner and manager of Proterra Realty Fund, LTD., a Texas real estate private equity firm. From 2004 through 2005 he served as President and Chief Executive Officer of HRO Asset Management, LLC, a real estate advisory business. Prior to that, from 2001 to 2004, Mr. Moody was President of Marsh & McLennan Real Estate Advisors, Inc., a business that directed real estate projects and transactions for Marsh & McLennan. He also serves as a director of Huron Consulting Group (NASDAQ: HURN), a publicly held integrated strategic services provider.

Directors Continuing in Office until 2009 (Class I)

Boh A. Dickey (age 62) has been a director since July 2000. Until his retirement in 2001, Mr. Dickey was the President, Chief Operating Officer and a director of SAFECO Corporation (NYSE: SAF), an insurance and financial services company.

William L. Driscoll (age 44) has been a director since January 2004. He is currently a partner with Pointe Group Management Company, a private commercial real estate and management company that he joined in January 2007. Mr. Driscoll spent approximately nine months in 2006 serving in Iraq with the United States Marine Corps. Prior to that time, he was a marketing and business consultant for ID Micro, a radio frequency technology company with which he had been associated since January 2005. Before then, Mr. Driscoll was Vice President of Strategic Accounts for PACCESS, a packaging solutions company, from December 2002 to December 2004, and Vice President—Global Packaging Solutions for that company, from June 2001 to December 2002.

Ruth Ann M. Gillis (age 52) has been a director since November 2003. Currently, Ms. Gillis is Senior Vice President of Exelon Corporation (NYSE: EXC), a publicly held energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation, a position she has held since October 2005. From August 2004 to October 2005 she served as Executive Vice President of Commonwealth Edison, another subsidiary of Exelon Corporation, and was President of Exelon Business Services Company from November 2002 to August 2004. She was the Chief Financial Officer of Exelon Corporation from October 2000 to November 2002. Ms. Gillis also serves as a trustee of Archstone-Smith Trust (NYSE: ASN), a real estate investment trust.

Judith M. Runstad (age 62) has been a director since March 1999. Ms. Runstad is an attorney who is Of Counsel to Foster Pepper PLLC, a law firm where she has held that position since January 1998, having previously served as partner and co-managing partner since joining the firm in 1978. She also serves as a director of Wells Fargo & Co. (NYSE: WFC), a bank holding company, and SAFECO Corporation (NYSE: SAF), an insurance and financial services company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

This table shows the number of shares beneficially owned as of March 15, 2007, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 39,020,174 shares of our common stock outstanding as of March 15, 2007, unless otherwise noted. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned					Common Stock Units (2)
	Number of Shares Beneficially Owned		Right to Acquire (1)		Percent of Class
Stockholders Owning More than 5%
Franklin Mutual Advisors, LLC.	5,666,731	(3)	n/a		14.6%	n/a
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Southeastern Asset Management, Inc	3,758,567	(4)	n/a		9.7%	n/a
6410 Poplar Ave. Ste 900
Memphis, TN 38119
T. Rowe Price Associates, Inc	3,464,208	(5)	n/a		8.9%	n/a
100 E. Pratt Street
Baltimore, MD 21202
Barclays Global Fund Advisors	2,043,314	(6)	n/a		5.27%	n/a
45 Fremont Street
San Francisco, CA 94105

Directors and Named Executive Officers
Michael J. Covey	15,109	(7)	6,942	(7)	*	0
Boh A. Dickey	5,500	(8)	18,791		*	2,838
William L. Driscoll	269,676	(9)	0		*	3,699
Ruth Ann M. Gillis	3,038		1,466		*	6,857
Jerome C. Knoll	16,019	(10)	0		*	2,838
John S. Moody	10,000		0		*	1,108
Lawrence S. Peiros	3,750	(11)	7,517		*	2,838
Gregory L. Quesnel	2,888		18,791		*	2,838
Michael T. Riordan	1,525		11,275		*	2,838
Judith M. Runstad	12,161	(12)	1,879		*	2,838
L. Pendleton Siegel	94,888	(13)	234,804		*	57,915
William T. Weyerhaeuser	667,337	(14)	21,046		1.73%	45,776
Richard K. Kelly	20,709	(15)	6,459		*	0
Brent L. Stinnett	0	(16)	0		*	1,545
Harry D. Seamans	20,187	(17)	17,434		*	0
Gerald L. Zuehlke	14,848	(18)	9,931		*	0

Directors and all Executive Officers as a group
(21 persons, including those named above)	1,182,321		400,929		3.90%	133,928

*	Less than 1%.

[Footnotes to this table appear on the following pages.]

(1)    Represents shares the directors and executive officers (other than Mr. Covey) have the right to acquire with stock options exercisable within 60 days of March 15, 2007. Mr. Covey’s amount represents shares of common stock issuable under restricted stock units that are currently vested or vest within 60 days of March 15, 2007.

(2)    Represents common stock units as of March 15, 2007. These stock units are not actual shares of common stock and have no voting power, but are credited, along with accrued dividend equivalents, on a one-for-one basis with our common stock pursuant to our Deferred Compensation Plan for Directors II (see “Compensation Discussion and Analysis—Compensation of Non-Employee Directors”. For directors other than Mr. Covey and former director Mr. Siegel, the units represent deferred directors’ fees (for Mr. Weyerhaeuser and Ms. Gillis), and deferred annual awards granted in December 2004, 2005 and 2006 to all the outside directors. For Mr. Weyerhaeuser, the units also represent common stock units received and deferred when our directors’ retirement plan was terminated in 1996. For Mr. Siegel and Mr. Stinnett, the units represent deferred Management Performance Award Plan incentive payments (see “Compensation Discussion and Analysis—Executive Compensation Tables; Narrative Regarding Summary Compensation and Plan–Based Award Grants Table.”). For all the units, we convert them into cash and pay the person according to an election the person makes prior to deferring fees or incentives, except for the directors’ annual deferred awards granted to the outside directors, which will be converted to cash and paid upon separation from service as a director.

(3)    Based on the stockholder’s Schedule 13G/A filed January 31, 2007 with the SEC, the stockholder has sole voting and dispositive power over all these shares in its capacity as an investment adviser registered under the Investment Company Act of 1940, or the Act. Franklin Mutual Advisers, LLC disclaims beneficial ownership of all the shares.

(4)    Based on the stockholder’s Schedule 13G filed February 12, 2007 with the SEC, the stockholder has shared voting and dispositive power over 3,702,022 of these shares in its capacity as an investment adviser registered under the Act and has sole dispositive power but no voting power over 56,545 of these shares. Southeastern Asset Management, Inc. disclaims beneficial ownership of all the shares.

(5)    Based on the stockholder’s Schedule 13GA filed on February 14, 2007 with the SEC, the stockholder serves as an investment advisor registered under the Act, with sole dispositive power over all these shares and sole voting power over 847,675 of these shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all the shares.

(6)    Based on the stockholders’ Schedule 13G filed on January 23, 2007 with the SEC, Barclays Global Fund Advisors has sole voting and dispositive power over 1,093,098 of these shares. The filing also indicates that Barclays Global Investors, NA has sole voting power over 785,556 of these shares and sole dispositive power over 950,216 of these shares.

(7)    Represents the following: (i) 15,000 shares of common stock held in a trust, of which Mr. Covey has sole voting and investment power; (ii) 109 shares of common stock held for Mr. Covey’s individual account under our 401(k) employee savings plan; and (iii) 6,942 shares of common stock currently vested and issuable under Restricted Stock Units (RSUs) granted to Mr. Covey upon his employment with us on February 6, 2006. A total of 24,401 RSUs were awarded to Mr. Covey, which accrue dividend equivalents and vest in 3 years. See “Compensation Discussion and Analysis—Long Term Incentives; Restricted Stock Units” in this proxy statement.

(8)    These shares are held in the name of Mr. Dickey and his spouse; therefore, Mr. Dickey shares voting and investment power for these shares with his spouse.

(9)    Includes 131,072 shares held directly by Mr. Driscoll, and 136,022 shares held by trusts of which Mr. Driscoll is a trustee and shares voting power but has no dispositive power. Also includes 2,582 shares held by trusts of which Mr. Driscoll is a trustee and shares both voting and dispositive powers. Mr. Driscoll disclaims beneficial ownership of all shares except those held directly by him.

(10)    These shares are held in the name of Mr. Knoll and his spouse; therefore, Mr. Knoll shares voting and investment power for these shares with his spouse.

(11)    These shares are held in a trust under which Mr. Peiros shares voting and investment power with his spouse.

(12)    Includes 5,986 shares owned by Ms. Runstad’s spouse, of which Ms. Runstad disclaims beneficial ownership.

(13)    Mr. Siegel served as our Chairman and CEO through February 5, 2006, and as Chairman of the Board through December 31, 2006.

(14)    Includes the following: (i) 2,209 shares owned directly; (ii) 597,640 shares held by trusts or nonprofit entities of which Mr. Weyerhaeuser is either a trustee or director, 45,345 shares over which he has sole voting and investment power, 552,205 shares over which he has shared voting power, and 73,649 shares over which he has shared investment power; and (iii) 64,055 shares held by a trust of which Mr. Weyerhaeuser is a trustee and has sole voting and investment power. Also includes 3,433 shares held in the name of his spouse, of which Mr. Weyerhaeuser disclaims beneficial ownership. A total of 101,706 shares of common stock held in trust are currently pledged as collateral for bank loans by two of the trusts. Mr. Weyerhaeuser disclaims beneficial ownership of all shares except for the 2,209 shares he owns directly and 64,055 shares held in a trust for his benefit for which he is also trustee.

(15)    Includes 13,778 shares of common stock held for Mr. Kelly’s individual account under our 401(k) employee savings plan.

(16)    Upon his employment with the Company on August 1, 2006, Mr. Stinnett was granted 4,000 RSUs that vest in three years, accrue dividend equivalents, and convert into shares of common stock on a one-for-one basis. Mr. Stinnett, however, has deferred receipt of these shares. See “Compensation Discussion and Analysis—Long Term Incentives; Restricted Stock Units” in this proxy statement.

(17)    Includes 15,783 shares of common stock held for Mr. Seamans’ individual account under our 401(k) employee savings plan.

(18)    Includes 10,323 shares of common stock held for Mr. Zuehlke’s individual account under our 401(k) employee savings plan.

REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES

COMMITTEE

The Executive Compensation and Personnel Policies Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee Members:

William T. Weyerhaeuser, Chair

Jerome C. Knoll

John S. Moody

Lawrence S. Peiros

Gregory L. Quesnel

Michael T. Riordan

Judith M. Runstad

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Philosophy and Objectives

Our compensation philosophy is to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. Our compensation objectives are to recruit and retain the best executives that we can, ensure our compensation incentives are aligned with short-term and long-term company performance, and align our employees’ interests with those of our stockholders. In pursuit of this philosophy and to help achieve our objectives, we balance our executives’ compensation packages among three components: base salary, short-term incentives and long-term incentives. We target our compensation levels to be at the median of compensation paid by other companies in the paper and forest products industry, which we refer to as our peer group, and other general industry companies of similar size. We currently deem our peer group to be the companies listed on the inside back cover of our Annual Report sent to our stockholders along with this Proxy Statement. The peer group is also used for purposes of the “Performance Graph” contained in the Annual Report. We use this broad base of companies for comparison because we believe that we compete for executive talent against a wider spectrum of companies than those solely in the paper and forest products industry, and because we believe it provides us with better and more complete information as to executive compensation in general. We adjust compensation against the median level for individual executives, as appropriate, based upon variables such as job performance, long-term potential and tenure.

We compensate executives with higher levels of responsibility with a higher proportion of at-risk compensation and a larger proportion of equity compensation, so their interests are more closely aligned with those of our stockholders. The short-term and long-term incentive portions of our compensation package are intended to link compensation to company performance as well as individual performance. Our short-term incentives are based upon annual returns on invested capital and equity. Our long-term incentives are based upon relative total stockholder return, which is stock price appreciation plus cash distributions. We measure performance by corporate, operating division and individual accomplishments, described in more detail below. Additionally, we consider internal equity in compensation among our executives. See “Compensation Components.” We set threshold performance levels below which no incentive payments are to be made and set caps on the aggregate amount of short-term incentive compensation that we can pay.

Compensation Oversight

Our Executive Compensation and Personnel Policies Committee, which we refer to in this Compensation Discussion and Analysis, or CD&A, as the Compensation Committee or simply the Committee, periodically reviews the three components of our executive compensation program. The Compensation Committee, pursuant to the authority granted it under its charter, engages Deloitte Consulting LLP to advise the Committee on executive compensation matters. Deloitte does not advise any of our executive officers as to their individual compensation, and does not perform other services for us. With input from Deloitte and management, the Compensation Committee analyzes each component of our compensation package at least every two years to assess the proper balance and competitiveness of the components and the compensation tools used to accomplish the objective of each component. As part of this analysis, Deloitte performs a review and assessment of each of the components for our officers and reports to the Committee its findings and recommendations based on those findings. This assessment is comprised of information on our competitive position with respect to base salary, short-term and long-term incentive compensation, and total direct compensation for executives within our peer group and among certain general industry companies of similar size. Total direct compensation is the sum of base salary, short-term incentives, and long-term incentives. The Compensation Committee reviews and discusses the assessment with Deloitte and our management, and then further evaluates and, as necessary, incorporates the findings of the assessment into the Committee’s annual compensation review and decision making. In November 2006, Deloitte presented its assessment of our executive compensation packages to the Committee, which the Committee took into consideration in connection with its approval of awards under our short-term and long-term incentive plans, made in February 2007 and December 2006, respectively, and in setting base salaries for our named executive officers for 2007.

The Committee reviews and approves the following:

•	individual base salary increases for our named executive officers and certain other executive officers;

•	any awards made under our short-term and long-term incentive plans for our executive officers and certain senior employees; and

•	the grant guidelines and aggregate grants made under the long-term incentive plans for approximately 90 other key employees.

In determining whether to approve awards under our short-term and long-term incentive programs, the Committee considers recommendations from management and input from Deloitte. As part of this annual review, the Committee also establishes the performance measures to be used to measure relative performance of the company for purposes of the short-term and long-term incentive programs and establishes the peer group of companies to be used for purposes of comparison under the short-term and long-term incentive programs.

Also, as part of the Compensation Committee’s annual evaluation of our CEO, the Committee reviews and establishes the CEO’s base salary, annual bonus award and long-term incentive grant after reviewing competitive data provided by Deloitte. As part of the review of our CEO’s compensation, the Committee analyzes tally sheets prepared by Deloitte that affix dollar amounts to all components of the CEO’s compensation consisting of base salary and bonuses, outstanding equity awards, benefits, and potential termination of employment and change-in-control severance payments under several different scenarios. Because Mike Covey, our current CEO, began his employment with us in February 2006, the Committee did not have a wealth accumulation analysis performed in establishing his compensation. The Committee did have Deloitte perform such an analysis in the first quarter of 2007, and intends to have such an analysis performed on a periodic basis.

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the CEO and the other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee considers the effect of this rule in developing and implementing our compensation program, in order to preserve the Committee’s flexibility, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Our long-term incentive programs are intended to qualify as performance-based compensation. The Committee believes that amounts paid under our short-term incentive program through our Management Performance Award Plan II are deductible because a participant must defer any payment that would cause the participant’s compensation to be nondeductible.

Compensation Components

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Base Salary

Consistent with our compensation philosophy and objectives, the Compensation Committee targets executive base salaries at the median of competitive practice, with such adjustments as management and the Committee deem necessary based upon the individual executive’s performance and other individual factors, such as job performance, long-term potential and tenure. We have base salary ranges for each level, or pay grades, for all of our salaried employees, including our CEO. Salary ranges are determined through an evaluation process conducted by our human resources department, which focuses primarily on the principal duties and responsibilities of each position, competitor pay levels within our industry and regional and local markets, as well as internal equity (comparing similar positions within the company to make sure they are in line with each other). The Committee periodically reviews these salary ranges for our executive officers and approves updates to the ranges when appropriate. The placement of an executive’s rate of pay within the salary range for a given position corresponds to the executive’s level of experience and performance relative to his or her individual written performance plan. The performance plan contains operational, financial and customer-oriented objectives determined by the executive together with his or her supervisor. Although an initial salary range for our CEO is determined as described above, our CEO’s base salary is set by the Committee.

Following the process outlined above, changes in base salary historically have been decided in February and take effect in March of each year. Individual base salary increases for our continuing, named executive officers for 2007 were 8% for Mr. Covey, 2.99% for Mr. Zuehlke, and 3.5% for Mr. Seamans. Mr. Kelly’s and Mr. Stinnett’s base salaries were not increased.

Short-Term Incentives

Our short-term incentive program is intended to link compensation to company performance by awarding cash bonuses for achieving certain financial performance targets set by the Compensation Committee.

Management Performance Award Plan II.    Our Management Performance Award Plan II, or MPAP, allows for annual incentive awards tied directly to individual and company performance. The MPAP is designed to create an incentive for our senior employees, including our CEO and the other named executive officers, who are in a position to contribute to and influence our financial performance as measured by our pre-tax return on equity, or ROE, and pre-tax return on invested capital, or ROIC. Recipients receive their awards in cash unless they elect to defer awards earned into either common stock units or an account bearing interest at the higher of 70% of either the prime rate or the corporate “A” long-term bond rate. The target MPAP award for an executive is calculated as a percentage of the executive’s base salary. These percentage amounts are periodically reviewed and reset, if necessary, by the Compensation Committee, based in part on the recommendations and input of management and Deloitte after a review of competitive practice. Although any target MPAP award to be made to our CEO is initially calculated as a percentage of base salary based in part on input from Deloitte, ultimately the Committee establishes the actual MPAP award for our CEO.

The Compensation Committee periodically reviews the types and mix of performance measures used for our short-term incentive program, such as ROE or ROIC, to gauge the effectiveness of these measures for aligning our executives’ interests with those of the company and our stockholders. In 2005, for example, Deloitte prepared an analysis for the Committee of the performance criteria used for incentive plan purposes within the paper and forest products industry. The Committee believes that relative ROE and budgeted ROIC are appropriate performance criteria for purposes of creating short-term incentives because they measure performance against peers during up and down cycles and help reinforce the need for our operating divisions to attain an acceptable return on the assets that they are responsible for managing. We have historically used an after-tax 5% ROE and a pre-tax 8% ROIC, subject to the Committee’s discretion, as the base or threshold numbers under the MPAP because performance at those levels generally translates into an acceptable level of return to our stockholders. In connection with our conversion to a real estate investment trust, or REIT, we began using a pre-tax ROE for comparison to our peer group. Pre-tax ROE is calculated using before tax earnings for the current year, as shown on the consolidated statements of operations and comprehensive income, divided by the beginning of the year total stockholders’ equity, as shown on the consolidated balance sheets. We believe a pre-tax ROE provides a better “apples-to-apples” comparison of “C” corporations, which are subject to corporate taxation, and REITs, which are not subject to corporate taxation on certain qualified income.

Awards under the MPAP are paid from a Corporate Performance Fund, an Operating Division Performance Fund or both. Target awards are subject to adjustment based on ROE and ROIC performance modifiers, as applicable, and then further adjusted based on an individual employee’s annual performance review.

Corporate Performance Fund Award—CEO and CFO.

Short-term incentive bonuses paid to corporate employees, including our CEO and CFO, are based upon our pre-tax ROE performance as compared against the performance of our peer group and are paid from the Corporate Performance Fund. If the performance goals are met, awards are paid in cash, except for an executive officer who does not meet his or her stock ownership requirement, in which case awards are paid 50% in cash and 50% in stock. The actual amount of any award is determined by our pre-tax ROE, on a percentile basis, relative to our peer group over the same period. The current performance scale for threshold, target and maximum payments based on percentile rank vis-à-vis our peer group and corresponding awards as a percentage of target, is as follows:

Performance	Pre-Tax ROE Percentile Rank (Versus Peer Group)	Award Earned (Percent of Target)
• Threshold	33rd Percentile	25% of Target
• Target	57th Percentile	100% of Target
• Maximum	97th Percentile	200% of Target

Subject to the maximum of 200% of target, the percentage of target award proportionately increases in relation to an increase in the percentile rank levels set forth in the table above. No payments are made from the Corporate Performance Fund if we rank in the bottom 32% of the companies in our peer group in terms of pre-tax ROE.

Operating Division Performance Fund—Other Named Executive Officers.

MPAP awards to our five operating division vice presidents, which include three of our named executive officers, consist of two components weighted at 50% for corporate pre-tax ROE performance and 50% for their respective operating division’s pre-tax ROIC. Awards earned with respect to corporate pre-tax ROE performance are paid from the Corporate Performance Fund, and awards earned with respect to an operating division’s pre-tax ROIC are paid from the Operating Division Performance Fund.

Annually, the Committee reviews and approves a scale for each operating division setting forth the awards to be paid depending on the division’s pre-tax ROIC performance. The scales are based upon the division’s operating budget for that year relative to its invested capital at the beginning of the year. Invested capital is defined as total segment assets minus current liabilities. At the end of the year, actual ROIC is calculated and the result is compared to the Committee’s pre-approved scale to determine a modifier, which traditionally has ranged from 0.1 to 2.0, with 2.0 being the maximum allowed under the MPAP. For the corporate performance target, pre-tax ROE is calculated as described above. For the division performance ROIC target, each operating division’s budgeted earnings are divided by the beginning of the year operating division invested capital.

Subject to the Committee’s discretion, under the terms of the MPAP, no awards can be paid from the Operating Division Performance Fund to eligible operating division employees if the employee’s respective operating division does not achieve an ROIC equal to or greater than 8%.1 Absent special circumstances, such as dramatic improvement in an operating division’s performance, achievement of an 8% ROIC results in a multiplier of 0.1 being applied to the portion of an eligible employee’s award to be paid from the Operating Division Performance Fund.2

[1]

As an example, in a given year if one of our operating division vice presidents had a target MPAP award of $100,000, there was an 8% ROIC threshold in place for his operating division, the actual ROIC for that division was 8% and our pre-tax ROE performance vis-à-vis our peer group put us in the 55th percentile, then he would receive a $5,000 bonus from the Operating Division Performance Fund portion of his target bonus (($100,000 x 50%) x 0.1) plus a $50,000 bonus from the Corporate Performance Award portion of his target bonus (($100,000 x 50%) x 1.0), for a total bonus of $55,000, subject to the individual’s personal performance modifier and to approval by the Committee.

[2]

For 2007, the Compensation Committee approved scales establishing an ROIC threshold of 8.0% for our Pulp and Paperboard, Consumer Products, Resource and Land Sales and Development divisions. For our Wood Products division, the Committee established an ROIC of 5.20% as both the threshold and target, which means that the division would receive 100% of target for achieving its threshold, and would not be entitled to an award under the MPAP otherwise. This was done to recognize current market factors within the wood products industry.

Limitations on and Adjustments to MPAP Awards.

Under the terms of the MPAP, the aggregate pool of the Corporate Performance Fund and the Operating Division Performance Fund from which any awards are paid may not exceed 6% of our pre-tax income. If the aggregate pool of funds exceeds 6% of our pre-tax income, the Compensation Committee has discretionary authority to limit the amount and alter the time and form of payment of MPAP awards.

Once set by the Compensation Committee, MPAP target performance measures are not generally changed. However, upon the completion of the calculations for all eligible corporate and operating division employees, the Committee is provided discretion under the MPAP to modify individual short-term incentive awards, or awards to all eligible employees as a group, after considering an individual’s performance, operating division’s performance, or the company’s overall performance. The Committee may also consider safety performance, environmental performance, or other factors when considering awards to be approved.

Subject to the Compensation Committee’s discretion, under the terms of the MPAP, no awards can be paid from the Corporate Performance Fund to any employee if we do not achieve an ROE in excess of 5%, on an after-tax basis.

Long-Term Incentives

Our long-term incentive program is intended to link compensation to long-term company performance by granting equity based awards, such as performance shares, tied to total stockholder return over a three-year period, or other types of equity based awards, such as restricted stock units, to align the interests of newly hired executives with those of our stockholders.

Performance Shares.    In 2003, after an assessment of the long-term incentive component of our compensation portfolio, the Compensation Committee began granting a mix of performance shares and nonqualified stock options to eligible senior employees as long-term incentives. In December of 2005, prior to and because of our conversion to a REIT, the Committee began granting performance shares as the sole form of long-term incentive to our senior employees. Performance shares are less dilutive to stockholders, and the Committee believes they provide a superior incentive compared to stock options for REIT employees. The Committee believes that by using performance shares, executives will be focused on total stockholder return, or stock price appreciation plus distributions, and not just stock price appreciation alone.

Performance shares are granted in accordance with the terms of our stockholder-approved 2000 Stock Incentive Plan and 2005 Stock Incentive Plan, referred to in this CD&A collectively as the Stock Plan. The Stock Plan provides the opportunity to create incentives for employees to use, and rewards them for using, their judgment, initiative and efforts to increase stockholder value over the long term. Awards under the Stock Plan are intended to reward employees for high performance—theirs and ours, to encourage them to focus on enhancing long-term stockholder value, and to align management’s interests with those of our stockholders. In addition, we believe long-term incentives promote the retention of our senior employees.

Based on an assessment of competitive long-term incentive opportunities by Deloitte, and an evaluation of those levels by the Committee, “guideline” long-term incentive values are developed for each base salary grade. The guideline long-term incentive values, which are based upon the median of competitive practice, are then converted to a guideline number of shares based on the average ten-day closing price for our common stock (based on a timeframe within thirty days of when the grants are made to employees). The actual number of performance shares granted to certain senior employees is further subject to an increase or decrease at the Committee’s discretion based upon management’s assessment of an individual employee’s past and potential contributions to the company (aside from the CEO). For the CEO, the Committee identifies a proposed number of performance shares to be awarded based on a review by Deloitte of competitive long-term incentive opportunities and an evaluation of our CEO’s performance. Each award granted under the long-term incentive plan is based on target performance, and may be adjusted up or down based on our performance during the three-year performance period.

The performance shares awarded have no value unless our total stockholder return, or stock price appreciation plus distributions to stockholders, exceeds pre-determined levels relative to our peer group over the performance period. For performance share awards granted in December 2006, the performance scale for threshold, target and maximum awards based on percentile rank vis-à-vis our peer group and corresponding awards as a percentage of target, is as follows:

Performance	Total Stockholder Return Percentile Rank (Versus Peer Group)(1)	Award Earned (Percent of Target)
• Threshold	33rd Percentile	25% of Target
• Target	57th Percentile	100% of Target
• Maximum	97th Percentile	200% of Target

(1)

As initially approved, the Total Stockholder Return Percentile Rankings for the Threshold and Target were 32nd and 55th, respectively. One company, which was taken private, has been removed from our peer group, resulting in a recalculation of the percentile rankings.

Subject to the maximum of 200% of target, the percentage of target award proportionately increases in relation to an increase in the percentile rank levels set forth in the table above. No awards are made if we rank in the bottom 32% of the companies in our peer group in terms of total stockholder return.

The Compensation Committee reserves the right to reduce or eliminate any award that may become payable to an employee, or to all senior employees as a group, if it determines that the total stockholder return has been insufficient, or if our financial or operational performance has been inadequate. If awards are paid out at the end of the three-year performance measurement period, the recipients will receive distribution equivalents at the time of payment equal to the cash distributions that would have been paid on the shares earned had the recipient owned the shares during the three-year period. These distribution equivalents are commonly referred to as “dividend equivalents” when discussing compensation plans. We also use that term in this document, although as a REIT, cash distributions made to our stockholders are generally referred to as distributions rather than dividends. The award and the dividend equivalents are paid in the form of shares of common stock, and the shares and dividend equivalents have no voting rights unless and until they are paid at the end of the three-year performance period.

Restricted Stock Units.    Under our Stock Plan, we may grant other types of equity awards, including restricted stock units, or RSUs, to attract or retain key employees and to align the interests of newly hired executives with those of our stockholders. In 2006, for the first time, the Compensation Committee granted RSUs, including 24,401 RSUs to Mike Covey, our CEO and President, and 4,000 RSUs to Brent Stinnett, our Vice President, Resource. These RSUs vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. The RSU awards to Messrs. Covey and Stinnett were made in connection with their being hired by us and were deemed necessary to attract and retain them. Those awards were also intended to replace the value of equity awards that were forfeited by Messrs. Covey and Stinnett when they left their prior employer. See “Executive Compensation Tables—Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End Table.”

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. The guidelines, which are provided below, were adjusted in 2006 to reflect the special distribution made in connection with our conversion to a REIT:

• Chief Executive Officer	75,000 shares
• Division Vice President	15,000 shares
• Staff Vice President	9,500 shares

Each executive must acquire by January 1, 2009, or within 5 years of his or her becoming an executive officer subject to the guidelines, at least the number of shares shown above. To meet the requirements, an executive must increase his or her share holdings each year by at least 20% of the required amount until the minimum number is acquired. Shares held in a brokerage account or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our short-term incentive program, and any vested RSUs all count towards the ownership requirement. Shares subject to unexercised stock options or unearned performance shares, however, do not count toward the ownership guidelines. The stock ownership of our named executive officers as of December 31, 2006 is presented elsewhere. See “Security Ownership of Certain Beneficial Owners and Management.”

If an executive does not meet the incremental ownership requirement in any of the five years, or the ownership requirement is not maintained after it is initially met, incentive awards under the MPAP will be paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

As of March 15, 2007, all of our named executive officers, with the exception of Mr. Stinnett, have met the guidelines on an incremental basis, as required under the guidelines. Mr. Stinnett has until the first anniversary of his hire to meet his incremental ownership requirement. A copy of our officers’ stock ownership guidelines is available by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” then “Management.”

Personal Benefits

Except for certain relocation expenses described below, we do not provide perquisites or other personal benefits to our officers or senior employees, such as reserved parking spaces, company cars, country club memberships or separate dining facilities. We do not own or lease aircraft for our executives’ personal use. Our health care and other medical insurance programs, as well as our Salaried Employees’ Savings Plan, or 401(k) Plan, are the same for all salaried employees, including officers, with the exception that highly compensated employees pay a larger percentage of their insurance premiums than other employees. Under our relocation plan, we reimburse newly hired and current employees for moving and relocation expenses incurred in connection with the physical move of their permanent domicile to their new location of work for us. There are approximately 630 employees eligible for coverage under this program in the event of a company-initiated relocation. Reimbursement is provided primarily for expenses incurred by the employee in connection with searching for a new home, commissions on the sale or purchase of property, costs of temporary living arrangements, moving expenses, return trips home and insurance on household items during the moving process. If any relocation reimbursements are considered compensation includible in gross income, we make a gross-up payment that seeks to put the employee in the same financial position after the payment of taxes with respect to such includible amounts as the employee would have been if none of the reimbursement amounts had been includible in gross income.

We maintain a supplemental benefit plan that is available to all of our salaried employees, but we do not have any supplemental retirement plans solely for our executive officers. See “Executive Compensation Tables – Post-Employment Compensation; Pension Benefits Table and Nonqualified Deferred Compensation Table.” We do, however, have a special agreement with Mr. Covey to provide him with retirement benefits equal to the retirement benefits at age 55 to which he would have been entitled at age 55 had he remained with his former employer. We also have provided Mr. Stinnett with immediate vesting and eligibility under certain of our benefit plans to place him in a similar benefits accrual position to that in which he would have been had he remained with his previous employer. These arrangements were necessary in order to secure the services of Mr. Covey and Mr. Stinnett. See narrative following “Summary Compensation Table and Grants of Plan-Based Awards Table,” and narrative following “Post-Employment Compensation.”

Employment Agreements and Other Benefits Available to Named Executive Officers

With the exception of Mr. Covey, we have not entered into employment agreements with our named executive officers. Mr. Covey’s employment agreement is described in detail on pages 26 and 27. In addition to the short-term and long-term incentive programs described, our named executive officers are eligible to participate in our Supplemental Benefit Plans and Severance Program for Executive Employees.

Supplemental Benefit Plans.    Our supplemental benefit plans provide retirement benefits to our senior salaried employees, including our named executive officers, based upon the benefit formulas of our Salaried Employees’ Retirement Plan and 401(k) Plan. These plans also restore certain benefits limited by, and remove certain compensation limitations otherwise imposed under, the Internal Revenue Code. These benefits are calculated based on the qualified plan formulas and do not otherwise augment the normal benefit formula applicable to salaried employees. These plans are discussed in detail on pages 30-34.

Severance Program for Executive Employees.    Under our Severance Program for Executive Employees, executives who are terminated for reasons other than misconduct, who resign within two years after a material diminution in compensation, benefits, assigned duties, responsibilities or privileges, or who resign rather than relocate at our request will receive severance pay of up to 12 months’ base salary and benefits for the same period under our medical, dental and life insurance plans. They are also entitled to benefits upon a change of control of up to 30 to 36 months’ base salary, target bonus and benefits. Severance benefits are discussed in detail on pages 34-40.

Other Benefits

401(k) Plan.    Our 401(k) Plan permits substantially all of our employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We make matching contributions equal to 70% of a salaried employee’s contributions that do not exceed 6% of his or her annual compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two years of service. The plan is intended to be tax-qualified under the Internal Revenue Code so that contributions to the plan, and income earned on any plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions to the plan will be deductible when made.

Health and Welfare Benefits.    All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (4)	All Other Compen- sation ($)		Total ($)
Michael J. Covey Chairman of the Board, President and Chief Executive Officer(5)	2006	$566,124	$477,085	(6)	$1,326,039	(7)	N/A	$700,000	$308,783	$198,052	(8)	$3,576,083
L. Pendleton Siegel Chairman of the Board and Former Chief Executive Officer(5)	2006	$650,040	$250,000	(9)	$257,904		N/A	—	$141,754	$19,320	(10)	$1,319,018
Gerald L. Zuehlke Vice President, Finance and Chief Financial Officer	2006	$289,660	—		$137,676		N/A	$169,500	$236,480	$11,945	(11)	$845,261
Harry D. Seamans Vice President, Pulp and Paperboard Division	2006	$276,890	—		$144,576		N/A	$189,900	$161,352	$38,134	(12)	$810,852
Richard K. Kelly Vice President, Wood Products Division	2006	$303,230	—		$144,576		N/A	$88,700	$164,474	$9,320	(13)	$710,300
Brent L. Stinnett Vice President, Resource Management Division	2006	$127,100	$155,420	(14)	$64,235	(15)	N/A	$72,100	$17,077	$111,610	(16)	$547,542

(1)	Unless otherwise noted for an individual named executive officer, this column shows the values for performance shares granted in December 2003, 2004 and 2005 for three-year performance periods beginning 2004, 2005 and 2006, respectively, pursuant to our long-term incentive plan. The amounts shown reflect the compensation expense taken by us for 2006 in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004)—Share Based Payment, or FAS 123R. The assumptions underlying FAS 123R valuations performed are discussed in footnote 14 to our Financial Statements included in our Annual Report on Form 10-K, filed on February 23, 2007, which we refer to as our 10-K.

(2)	No Option Awards were granted in 2006.

(3)	This column shows cash bonuses earned under the MPAP relating to performance in 2006. The bonuses were actually paid in 2007.

(4)	No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(5)	Mr. Covey began serving as CEO and President on February 6, 2006, and as Chairman of the Board on January 1, 2007. His annual salary for 2006 was $625,000. Mr. Siegel served as Chairman and CEO through February 5, 2006, and as Chairman of the Board through December 31, 2006.

(6)	Comprised of a cash hiring bonus of $425,000 and a cash moving bonus of $52,085.

(7)	Includes the expensed FAS 123R value of RSUs and performance shares granted as part of Mr. Covey’s initial employment package. The method for determining the expensed FAS 123R value of RSUs is discussed in footnote 14 to our 10-K.

(8)	Includes $192,796 for payment and reimbursement of relocation expenses (including a tax gross-up of $33,111 relating to reimbursed amounts includible in gross income); 401(k) company match; and premiums paid for accidental death & dismemberment insurance. The relocation expenses were paid as part of our salaried employee relocation program, which is available to all employees above a specific salary level (approximately 630 employees), including the named executive officers. Because the grant date fair value under FAS 123R for the RSUs granted to Mr. Covey reflects a fair value measurement, distributions accrued on the unvested RSUs are not reported separately in this column. The distributions for 2006 amounted to $451,709, which includes $378,132 from the special earnings and profit distribution paid to stockholders as part of our REIT conversion and regular quarterly distributions paid during 2006. These amounts have been converted to additional stock units and are reported in the Outstanding Equity Awards at Fiscal Year-End Table. These additional stock units will be paid in common stock at the same time the underlying RSUs are.

(9)	Mr. Siegel was paid a special, discretionary bonus of $250,000 for overseeing our successful REIT conversion and assisting in the successful CEO transition.

(10)	Includes a charitable donation in the amount of $10,000 to Gonzaga Preparatory School, a private high school located in Spokane, Washington, made by the company on behalf of Mr. Siegel in recognition of his years of service to the company; 401(k) company match; and premiums paid for accidental death & dismemberment insurance.

(11)	Includes 401(k) company match and premiums paid for accidental death & dismemberment insurance.

(12)	Includes $31,735 for payment and reimbursement of relocation expenses; 401(k) company match; and premiums paid for accidental death & dismemberment insurance. The relocation expenses portion was paid as part of our salaried employee relocation program.

(13)	Includes 401(k) company match and premiums paid for accidental death & dismemberment insurance.

(14)	Comprised of a cash hiring bonus of $130,000 and a cash moving bonus of $25,420.

(15)	Includes the grant date fair value of RSUs and performance shares granted as part of Mr. Stinnett’s initial employment package. The amounts shown reflect the compensation expense taken by us for 2006 in accordance with FAS 123R. The method for determining the expensed FAS 123R value of RSUs is discussed in footnote 14 to our 10-K.

(16)	Includes $111,577 for payment and reimbursement of relocation expenses (including a tax gross-up of $16,679 relating to reimbursed amounts includible in gross income) and premiums paid for accidental death & dismemberment insurance. The relocation expenses were paid as part of our salaried employee relocation program.

Grants of Plan-Based Awards Table

Name	Grant Date (1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J Covey			$101,600	$406,300	$812,500
Michael J Covey	2/06/06	(4)							24,401		$1,293,253
Michael J Covey	2/06/06	(5)				3,882	15,528	31,056			$1,108,078
Michael J Covey	2/06/06	(6)				5,200	20,800	41,600			$1,275,664
Michael J Covey	12/01/06					6,725	26,900	53,800			$1,288,510
Gerald L. Zuehlke			$32,600	$130,300	$260,700
Gerald L. Zuehlke	12/01/06					631	2,525	5,050			$120,948
Harry D. Seamans			$77,900	$124,600	$249,200
Harry D. Seamans	12/01/06					1,250	5,000	10,000			$239,500
Richard K. Kelly			$85,300	$136,500	$272,900
Richard K. Kelly	12/01/06					1,250	5,000	10,000			$239,500
Brent L. Stinnett			$10,000	$57,200	$114,400				1,545	(7)	N/A(7)
Brent L. Stinnett	8/01/06	(8)							4,000		$135,960
Brent L. Stinnett	8/01/06	(9)				1,100	4,400	8,800			$263,032
Brent L. Stinnett	12/01/06					1,100	4,400	8,800			$210,760

(1)	There is no grant date for awards made under the MPAP. Actual amounts paid under the MPAP for performance in 2006 were paid on March 15, 2007, and are reflected in the Summary Compensation Table on p. 22 in the column titled “Non-Equity Incentive Plan Compensation.” The amounts shown for Threshold, Target and Maximum assume a personal modifier of 1.0. Awards granted under the MPAP are subject to a personal modifier, which can range from zero to 1.4, based on an individual’s performance measure for the year. The threshold personal modifier is 0.5, below which an individual would receive no bonus. A modifier of 0.5 would result in an individual receiving only one half of the bonus amount otherwise payable under the MPAP, and a modifier of 1.4 would result in an individual receiving 140% of such bonus amount. Pursuant to his employment agreement, Mr. Covey’s personal modifier can range from zero to 1.4 times the bonus amount based on the results of his individual performance measure, which is established by the Compensation Committee.

(2)	Unless otherwise noted, awards shown in the sub-columns are performance shares for the performance period 2007-2009.

(3)	No options were granted in 2006.

(4)	RSUs granted as part of Mr. Covey’s initial employment package. The RSUs vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. Dividend equivalents are converted into additional stock units and are payable when the RSUs become payable.

(5)	Performance shares for the performance period 2005-2007 granted as part of Mr. Covey’s initial employment package.

(6)	Performance shares for the performance period 2006-2008 granted as part of Mr. Covey’s initial employment package.

(7)

Mr. Stinnett elected to defer the payment of 100% of his award under the MPAP with respect to 2006 in stock units. In order to determine the number of stock units credited in connection with his deferral election, his $72,100 cash award under the MPAP was divided by $46.67, the closing price for our stock on February 22, 2007, which was the date the Compensation Committee approved awards under the MPAP for the 2006 performance year. No grant date fair value of this award is shown, because the stock units initially credited in connection with the deferral election under the MPAP are not required to be accounted for under FAS 123R.

(8)	RSUs granted as part of Mr. Stinnett’s initial employment package. The RSUs vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. Dividend equivalents are credited to the RSUs and are payable when the RSUs become payable.

(9)	Performance shares for the performance period 2006-2008 granted as part of Mr. Stinnett’s initial employment package.

Narrative Regarding Summary Compensation and Plan-Based Award Grants Tables

Non-Equity Incentive Plan Awards (Short-term)—MPAP.    Target awards under the MPAP are subject to adjustment based on ROE and ROIC performance modifiers, as applicable, and then further adjusted based on an individual employee’s annual performance review. For 2006, our reported pre-tax earnings were $90.0 million, which included $39.3 million received in the fourth quarter of 2006 in connection with the Canadian softwood lumber agreement but did not include a $56.5 million deferred tax adjustment that we were required to make for financial accounting purposes in connection with our REIT conversion.3 Prior to our REIT conversion, for peer comparison purposes, we calculated ROE on an after-tax basis and included extraordinary or non-recurring items in earnings. For 2006, because amounts received by us and other members of our peer group from the settlement of the Canadian softwood lumber dispute represented an extraordinary event for all of the companies involved, which in some cases severely skewed pre-tax earnings amounts, the Committee chose to exercise its discretion and excluded such amounts for purposes of calculating ROE. The Compensation Committee, however, believed inclusion of the deferred tax adjustment in earnings for purposes of calculating our ROE was appropriate to recognize and reward employees and management for the successful REIT conversion and the market’s positive reaction to the conversion. Accordingly, we included in earnings the $56.5 million deferred tax adjustment related to our REIT conversion. As a result, our pre-tax ROE was calculated at 15.2%, which resulted in a multiplier of 1.3 being approved by the Compensation Committee and applied to the portion of cash bonuses to be paid from the Corporate Performance Fund. Had the adjustments to earnings for the Canadian settlement funds and the tax deferral not been made in calculating ROE, we would have had a pre-tax ROE of 12.8%, which would have resulted in a multiplier of 0.86.

For 2006, the Compensation Committee approved scales establishing an ROIC threshold of 8.0% and target of 11.0%, with corresponding multipliers of 0.1 and 1.0, respectively, for our Consumer Products division, and an ROIC threshold of 8.0% and target of 15.7%, with corresponding multipliers of 0.1 and 1.0, respectively, for our Resource and Land Sales and Development divisions. For our Pulp and Paperboard division, the Committee established an ROIC of 5.14% as both the threshold and target, and for the Wood Products division, an ROIC of 8.56% as both the threshold and target, which meant that those divisions would receive 100% of target for achieving their respective threshold, and would not be entitled to an award under the MPAP otherwise for performance below these levels. This was done for the Pulp and Paperboard division to recognize and reward dramatic improvement in the division’s operations and the short-term expected ROIC achievable by the division.

[3]

In 2006, the United States and Canada negotiated an end to a trade dispute over the stumpage pricing policies of some Canadian provincial governments. As part of the agreement the United States was required to return to Canada approximately U.S. $5 billion of duties the United States had collected on Canadian softwood lumber imports. Canada, in turn, was required to pay approximately U.S. $1 billion to the United States, of which approximately U.S. $500 million was distributed to members of the Coalition for Fair Lumber Imports, of which we are a member. In the fourth quarter of 2006, we received a total of $39.3 million, which represented our pro rata share of the total $500 million returned to the coalition. Other companies within our peer group, both U.S. and Canadian, received portions of the settlement.

For the Wood Products division, the corresponding target and threshold were established to recognize market factors within the wood products industry. After taking into consideration the 2006 performance of each operating division, the Committee approved the following multipliers to be applied to the portion of cash bonuses to be paid from the Operating Division Performance Fund:

Division(s)	Multiplier
Resource and Land Sales and Development	1.22
Consumer Products	0.82
Wood Products	0.00
Pulp and Paperboard	1.24

The Committee considered our 2006 ROE and ROIC results, among other factors, in approving an aggregate of approximately $5,181,200 in short-term incentive awards paid in March 2007 for performance in 2006 to approximately 120 senior employees, including approximately $1,220,200 paid to our named executive officers. Awards made to our individual named executive officers are set forth in the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 22.

Long-term Incentive Awards (Performance Shares).    In December 2006, the Compensation Committee approved performance criteria used to determine the number of performance shares to be earned upon attainment of the goals and completion of the 2007-2009 performance period, as follows:

•

The performance shares awarded have no value unless our total stockholder return, or stock price appreciation plus distributions to stockholders, exceeds pre-determined levels relative to our peer group over the 2007-2009 performance period;

•

Threshold share awards are earned only if our total stockholder return is equal to or greater than the 33rd percentile of the peer group’s total stockholder return at the end of the three-year performance period (for example, the award is equal to 25% of the target award at the threshold level);

•	The target number of shares is earned if our performance is at the 57th percentile (for example, the award is equal to 100% of the target award); and
•

The maximum number of shares is earned if our performance is equal to or greater than the 97th percentile (for example, the award is equal to 200% of the target award if we are one of the top two performers).

For a more detailed description of our long-term incentive plan, see “Long-Term Incentives,” on pages 18 and 19.

In December 2006, the Committee approved an aggregate grant of 43,825 performance shares to our named executive officers. Individual awards made to our named executive officers are set forth in the Grants of Plan-Based Awards Table on page 24.

Compensation of the Chief Executive Officer and Former Chief Executive Officer

Chief Executive Officer.    We entered into an employment agreement with our CEO, Mike Covey, which has a three-year term commencing February 6, 2006, at an initial annual base salary of $625,000, subject to increase at the discretion of the Committee. On February 6, 2006, Mr. Covey received the following one-time payments and incentive awards to replace the value of compensation that would have been available to him from his former employer:

•	a cash payment of $425,000;
•

an award of 24,401 RSUs, increased by the amount of distributions paid during the vesting period, to vest 20% on the first and second anniversaries of the grant date of the award and 60% on the third anniversary of the grant date of the award; and

•

a performance share award for the period 2005-2007 of 15,528 shares, with a payment in shares of our common stock ranging from zero to two times the award amount depending on our relative total stockholder return during such period compared to our peer group. The number of performance shares will be increased by the amount of distributions paid during the performance period, but only on the shares that actually vest.

Mr. Covey participated in the MPAP in 2006 with a target annual bonus opportunity of $406,250, and earned $700,000 for 2006 under the MPAP, a portion of which was deferred and the remainder of which was paid in cash in March 2007. In future years, his target annual bonus will be 70% of his then current base salary. The actual bonus may range from zero to two times the target amount based on corporate performance criteria to be established by the Compensation Committee, and will be subject to further modification ranging from zero to 1.4 times the bonus amount based on the results of individual performance measures for Mr. Covey to be established by the Committee. Mr. Covey also participates in our long-term incentive award plan. Pursuant to his employment agreement, Mr. Covey received a performance share award (at target) of 20,800 shares for the 2006-2008 performance period, with a payment in shares of our common stock ranging from zero to two times the target award amount depending on our relative total stockholder return during such period compared to our peer group. Mr. Covey will participate in the long-term incentive plan after 2006 on terms to be established by the Committee, and, in that regard, in December 2006 was awarded 26,900 performance shares for the 2007-2009 performance period.

Mr. Covey receives other benefits generally available to our officers, including participation in our Supplemental Benefit Plan II, or Supplemental Plan II, and Salaried Employees’ Retirement Plan, or Retirement Plan. Mr. Covey’s employment agreement also provides him with a minimum retirement benefit at age 55 equal to the retirement benefit that he would have been entitled to at age 55 had he remained with his former employer, offset by any retirement benefit paid by his former employer and any paid under our Supplemental Plan II and Retirement Plan. Mr. Covey must remain employed by us until age 55 to receive this minimum benefit. See narrative following the “Pension Benefits Table.” If Mr. Covey voluntarily terminates his employment during the three-year term of his employment agreement, he will receive accrued salary and benefits and a pro-rated annual bonus for the year of termination but will forfeit all unvested performance shares and unvested RSUs. If we terminate Mr. Covey’s employment during the three-year term of his employment agreement other than for cause, he will receive, in addition to accrued salary and pro-rated bonuses, among other things, 24 months’ salary and target bonus and accelerated vesting of the RSUs described above. If Mr. Covey’s employment is terminated in connection with a change of control of the company, he will receive, in addition to accrued salary and pro-rated bonuses, among other things, 36 months’ salary and target bonus, a pro-rated portion of his performance share award and accelerated vesting of the RSUs described above, grossed-up for excise taxes, if any. See “Potential Payments Upon Termination or Change of Control—Mr. Covey’s Employment Agreement.” Mr. Covey is prohibited from competing against us or soliciting our employees or affiliates for two years following termination of his employment for good reason by Mr. Covey or without cause by us, or three years following termination of his employment upon a change of control.

The Compensation Committee has reviewed all components of Mr. Covey’s compensation, including base salary, short-term incentive bonus awards and long-term incentive grants as described above, plus the cost to us of any other salaried employee benefits and our projected payout obligations under several potential severance and change of control scenarios. See Potential Payments Upon Termination or Change of Control—Mr. Covey’s Employment Agreement. Based on this review, the Committee has determined that Mr. Covey’s total compensation, and in the case of the severance and the change of control scenarios, the potential payouts, are in the aggregate reasonable and not excessive.

Former Chief Executive Officer.    Penn Siegel retired as Chief Executive Officer effective February 6, 2006. He remained as Chairman of the Board through December 31, 2006. His base salary for 2006 was $650,000. He was not paid a short-term incentive bonus award under the MPAP nor granted any long-term incentive award in December 2006 due to his retirement as CEO. However, our Board awarded Mr. Siegel a special, discretionary bonus of $250,000 for overseeing our successful REIT conversion and assisting in the successful CEO transition. Mr. Siegel did not have an employment agreement with the company.

Current Equity Holdings

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Michael J. Covey						34,709	$1,520,961	44,379	$1,944,688
Michael J. Covey								59,446	$2,604,924
Michael J. Covey								26,900	$1,178,758
L. Pendleton Siegel	26,308	—		$32.0957	12/4/2007			22,318	$977,975
L. Pendleton Siegel	51,114	—		$25.1112	12/3/2008
L. Pendleton Siegel	90,199	—		$27.5226	12/2/2009
L. Pendleton Siegel	39,688	—		$22.0713	12/4/2013
L. Pendleton Siegel	27,495	—		$35.4393	12/2/2014
Gerald L. Zuehlke	4,059	—		$22.0713	12/4/2013			7,238	$317,169
Gerald L. Zuehlke	5,872	—		$35.4393	12/2/2014			13,668	$598,932
Gerald L. Zuehlke								2,525	$110,646
Harry D. Seamans	4,961	—		$16.5501	12/5/2012			7,962	$348,895
Harry D. Seamans	6,014	—		$22.0713	12/4/2013			13,047	$571,720
Harry D. Seamans	6,459	—		$35.4393	12/2/2014			5,000	$219,100
Richard K. Kelly	6,459	—		$35.4393	12/2/2014			7,962	$348,895
Richard K. Kelly								13,047	$571,720
Richard K. Kelly								5,000	$219,100
Brent L. Stinnett						4,096	$ 179,479	9,011	$394,862
Brent L. Stinnett								4,400	$192,808

(1)	On December 1, 2005, the Committee approved an amendment to outstanding employee stock option agreements granted on December 2, 2004 to accelerate vesting, effective December 31, 2005, by approximately eleven months. All of these options were otherwise scheduled to vest on December 2, 2006. The purpose of the accelerated vesting was to enable the company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods, upon the implementation of FAS 123R in January 2006. As a result of the action taken by the Committee, all outstanding options to purchase shares of our common stock held by the named executive officers were fully vested as of December 31, 2005.

(2)	This column shows RSUs granted in 2006, plus dividend equivalents through December 31, 2006. Dividend equivalents were calculated using the $43.82 per share closing price of our common stock on December 29, 2006.

(3)	Value calculated using the $43.82 per share closing price of our common stock on December 29, 2006.

(4)

This column shows performance shares granted, plus dividend equivalents through December 31, 2006. We amended our performance share award agreement form so that dividend equivalents for awards granted beginning with those granted to Mr. Stinnett in August of 2006 are calculated using the closing price of our common stock on the day a cash distribution is paid. Dividend equivalents for awards granted before that time are calculated using the average closing price for November and December of 2006. The 2004 and 2005 award grants are shown at 200% of the target grant based on current performance measurements, and the 2006 award grants are shown at 100% of the target grant based on current performance measurements. Since the awards are for three-year performance periods that end on December 31, 2007, 2008 and 2009, respectively, the actual number of shares that could be issued upon settlement of these awards can change.

(5)	Value calculated using the $43.82 per share closing price of our common stock on December 29, 2006.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Michael J. Covey	N/A	N/A	—	—
L. Pendleton Siegel	31,645	$311,222	28,150	$1,233,533
Gerald L. Zuehlke	—	—	2,815	$123,353
Harry D. Seamans	—	—	4,223	$185,052
Richard K. Kelly	15,784	$277,767	4,223	$185,052
Brent L. Stinnett	N/A	N/A	—	—

(1)	This column shows performance shares granted in December 2003 for the performance period 2004-2006, plus distributions accrued during the three-year performance period. Our total stockholder return at the end of the three-year performance period placed us in the 93rd percentile of our peer group, which resulted in a multiplier of 150% being applied to the target grant of performance shares. The Compensation Committee approved settlement of these performance shares in February 2007 and actual settlement occurred in March 2007.

(2)	Although the performance shares were settled in February 2007, the value of the performance shares was calculated using the $43.82 per share closing price of our common stock on December 29, 2006. Dividend equivalents were calculated using the average closing price for November and December of 2006, which was $41.27.

Post-Employment Compensation

Pension Benefits Table

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Salaried Employees’ Retirement Plan, or Retirement Plan, and the non-qualified Salaried Employees’ Supplemental Benefit Plan, or Supplemental Plan I, and Supplemental Benefit Plan II, or Supplemental Plan II. The Supplemental Plan I and Supplemental Plan II are referred to collectively as the Supplemental Plans.

			Present value of
Name	Plan name	Number of years credited service (#)	accumulated benefit ($)	Payments during last fiscal year ($)
Michael J. Covey	Supplemental Plan II (1)	0.90	$293,900	$0
Michael J. Covey	Retirement Plan (2)	0.90	$14,883	$0
L. Pendleton Siegel	Supplemental Plan I (3)	25.63	$2,773,462	$0
L. Pendleton Siegel	Supplemental Plan II	27.63	$429,770	$0
L. Pendleton Siegel	Retirement Plan	40.46	$1,191,651	$0
Gerald L. Zuehlke	Supplemental Plan I	32.98	$425,132	$0
Gerald L. Zuehlke	Supplemental Plan II	34.98	$239,495	$0
Gerald L. Zuehlke	Retirement Plan	34.98	$896,749	$0
Harry D. Seamans	Supplemental Plan I	27.53	$213,769	$0
Harry D. Seamans	Supplemental Plan II	29.53	$161,946	$0
Harry D. Seamans	Retirement Plan	29.78	$563,293	$0
Richard K. Kelly	Supplemental Plan I	29.00	$703,488	$0
Richard K. Kelly	Supplemental Plan II	31.00	$81,594	$0
Richard K. Kelly	Retirement Plan	37.50	$1,029,071	$0
Brent L. Stinnett	Supplemental Plan II	0.42	$7,667	$0
Brent L. Stinnett	Retirement Plan	0.42	$9,410	$0

(1)	Salaried Employees’ Supplemental Benefit Plan II.

(2)	Salaried Employees’ Retirement Plan.

(3)	Salaried Employees’ Supplemental Benefit Plan I.

The following assumptions were made in calculating the present value of accumulated benefits:

•	discount rate of 5.85%;
•	zero percent future salary growth;
•	normal retirement age 62 or current age, if greater. Age 55 is assumed for Mr. Covey under the Supplemental Plan II;
•	service as of the fiscal year-end;
•

mortality expectations based on RP2000 Combined Mortality for 2006, and 1983 Forest Products Salaried Mortality for 2005 (a table prepared by Milliman, our third party actuary, based on study of forest products companies); no pre-retirement mortality was assumed; and

•	IRS limitations and Social Security covered compensation are as of the measurement date.

Summary of Plan Benefits:    Regular, full-time salaried employees (including the named executive officers) are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings include: base salary and bonus awards paid under the MPAP. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount

Normal Retirement	Eligible employee is age 65 when pension starts

Normal monthly benefit calculation

•   Final average monthly earnings (highest consecutive 60 months of final 120 months earnings)

•   Multiplied by 1%

•   Multiplied by years of credited service

Plus

•   Portion of final average monthly earnings that exceeds the Social Security Benefit Base

•   Multiplied by  1/2%

•   Multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 5/12 of 1% (5% per year) for each month the retirement age is less than age 62

Survivor benefits paid under the Retirement Plan to the beneficiary of an eligible employee who is still actively employed but who dies prior to starting payments under the plan, are calculated differently than those survivor benefits to be paid to a beneficiary of a vested former employee who dies. Pension benefits may be paid in the form of a life annuity. Alternate forms of payment (joint and survivor annuity, term certain annuity or social security adjustment option) are available subject to the same actuarial reduction factors used for all salaried employees in the Retirement Plan. Benefits that total less than $5,000 are paid in a lump sum.

The retirement benefit payable under the Retirement Plan is supplemented by benefits paid under the Supplemental Plans. Benefits paid under the Supplemental Plans are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan taking into account the retirement benefit that would have been paid under the Retirement Plan if

•	the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($220,000 in 2006) and maximum annual retirement benefits ($175,000 in 2006) did not apply;
•	any deferred bonus awards were paid to the eligible employee in the year deferred; and
•	any additional years of credited service provided under the Retirement Plan were not included.

From this sum, the benefit paid under the Retirement Plan is subtracted to determine the benefit paid under the Supplemental Plans.

For example, in 2004, the maximum compensation allowed under the qualified plan was $205,000. For an executive earning $250,000 in 2004, the Retirement Plan would factor compensation of $205,000 into the benefit formula, while the Supplemental Plan I would factor the full $250,000, producing a higher total benefit value.

The Supplemental Plan I benefit would then be reduced by the benefit amount payable from the Retirement Plan, so that the Supplemental Plan I benefit would represent only the net benefit amount attributable to the excess compensation over $205,000. The benefit paid under the Supplemental Plan I is calculated as if the eligible employee terminated on December 31, 2004. The Supplemental Plan I was frozen as of December 31, 2004. The Supplemental Plan II is the successor plan to the Supplemental Plan I. The benefits paid under the Supplemental Plan II are calculated in a similar manner as the benefits paid under the Supplemental Plan I except that the benefit under the Supplemental Plan I is calculated on the basis of the benefit vested and accrued on December 31, 2004 and is subtracted from the benefit paid under the Supplemental Plan II.

Notwithstanding the foregoing, for years prior to January 1, 2007, for eligible employees who are covered by our mandatory retirement policy for officers, final average monthly earnings are calculated under the Supplemental Plans as if the officer received a standard bonus award under the MPAP, even if less than the standard bonus was paid. For years beginning with 2007, the final average monthly earnings calculation in the Supplemental Plan II uses actual bonus paid.

Full-time salaried employees who are eligible to participate in the Retirement Plan and whose annual earnings or annual benefit under the Retirement Plan exceed the Internal Revenue Code maximum or who elect to defer receipt of bonus awards paid under the MPAP are eligible to participate in the Supplemental Plan I and Supplemental Plan II. Benefits paid under the Supplemental Plan I are paid at the same time and in the same manner as benefits paid under the Retirement Plan. Benefits paid under the Supplemental Plan II are paid beginning in the year after the year the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the forms available under the Retirement Plan except benefits that total $50,000 or less are paid in a lump sum.

Messrs. Kelly and Seamans have credited service under the Retirement Plan exceeding their actual service by 6.5 and .25 years, respectively, as of December 31, 2006. Mr. Siegel, who retired at the end of 2006, had credited service under the Retirement Plan exceeding his actual service by 12.833 years as of December 31, 2006. The additional credited service serves to increase the benefit amount paid under the Retirement Plan and reduce the benefit paid from the Supplemental Plans, under which no credit is given for additional years of service. In other words, the Retirement Plan benefit is an offset to the benefits paid from the Supplemental Plans. No augmentation of the total formula benefit occurs as a result of the additional service, but more of the total benefit is payable from the Retirement Plan.

Messrs. Kelly, Stinnett and Zuehlke were eligible for early retirement, as of December 31, 2006, under the Retirement Plan and the Supplemental Plans. Mr. Siegel retired at the end of 2006.

Mr. Covey, as negotiated under his employment agreement, is covered under a special provision of the Supplemental Plan II, providing a minimum benefit of $26,800/month payable upon his retirement on or after age 55. This benefit will be offset by the accumulated value of defined benefit retirement plan benefits paid by Mr. Covey’s prior employer, and by pension benefits otherwise payable from our benefit plans. Because of this negotiated benefit, Mr. Covey’s retirement age for purposes of the calculations in the Pension Table for the Supplemental Plan II was assumed to be 55 to show the accumulated benefit value of that minimum negotiated benefit over the benefit otherwise available under the plan for actual service years. If Mr. Covey continues to work beyond age 55, the value of the minimum benefit provided by Mr. Covey’s employment agreement declines year by year as the value of his normal company benefits increase. The purpose of the special minimum benefit provision is to assure Mr. Covey a retirement benefit at age 55 not less than his projected benefit at age 55 from his prior employer. If Mr. Covey’s employment with us terminates prior to his reaching age 55, this minimum benefit does not apply.

In connection with the hiring of Mr. Stinnett, a special provision was made under the Supplemental Plan II that provides for benefits to him to be calculated under the plan as if he were fully vested and fully eligible for benefits which would normally require him to have a minimum number of years under the Supplemental Plan II,

Retirement Plan and 401(k) Plan. Pursuant to this provision, Mr. Stinnett began accruing nonforfeitable benefits under the Supplemental Plan II as if he were totally vested under those plans immediately upon joining us and was placed in a similar vesting position to what he would have been in had he remained with his previous employer. Except for accelerated vesting and eligibility, no other benefit enhancement is provided to Mr. Stinnett under the Supplemental Plan II, Retirement Plan and 401(k) Plan.

Nonqualified Deferred Compensation Table

The table below shows the fiscal year contributions made by and on behalf of the named executive officers, along with their account balances under the non-qualified Supplemental Plans as well as amounts deferred under the MPAP.

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael J. Covey (1)	—	$14,537	$268	—	$14,806
L. Pendleton Siegel (2)	—	—	$14,748	—	$280,173
L. Pendleton Siegel (1)	—	$34,757	$4,322	—	$95,984
L. Pendleton Siegel (3)	$198,750	—	$664,515	—	$2,496,685
Gerald L. Zuehlke (2)	—	—	$662	—	$12,573
Gerald L. Zuehlke (1)	—	$7,075	$135	—	$7,211
Harry D. Seamans (2)	—	—	$527	—	$10,008
Harry D. Seamans (1)	—	$4,389	$663	—	$15,930
Richard K. Kelly (2)	—	—	$2,478	—	$47,083
Richard K. Kelly (1)	—	$8,809	$1,076	—	$25,722
Brent L. Stinnett	—	—	—	—	—

(1)	Supplemental Plan II.

(2)	Supplemental Plan I.

(3)	Amount deferred under the MPAP.

In addition to the retirement benefits described above, the Supplemental Plans also provide supplemental benefits under our Salaried Employees’ Savings Plan, or 401(k) Plan, to the extent that an eligible employee’s allocations of “company contributions” or “allocable forfeitures” are reduced under the 401(k) Plan due to Internal Revenue Code limits or because the eligible employee has deferred an award under the MPAP. For years after 2004, eligible employees are credited with contributions under the Supplemental Plan II equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($220,000 in 2006) and without regard to deferral of any award otherwise payable under the MPAP. Such amounts credited to the Supplemental Plan II on behalf of eligible employees are credited with interest equal to 70% of the higher of either the prime rate or the corporate “A” long-term bond rate. Eligible employees become vested in this supplemental benefit upon the earliest of completion of two years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in ten or fewer annual installments or in a lump sum, at the eligible employee’s election, beginning in the year following the year in which the eligible employee separates from service. Benefit payments made under the Supplemental Plan II to “key employees,” as defined under the Internal Revenue Code, will be delayed for a minimum of six months following the date their employment terminates. Account balances that are equal to less than $10,000 on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

Employees, including the named executive officers, who earn an award under the MPAP may defer receipt of a minimum of 50% and a maximum of 100% of the award pursuant to rules established under the plan. Employees whose compensation exceeds the amount deductible under Internal Revenue Code Section 162(m) are required to defer any portion of the award that is not deductible. Eligible employees may elect to defer awards in cash, stock units or a combination of both. If stock units are elected, dividend equivalents are credited to the units. Cash deferrals are credited with interest equal to 70% of the higher of either the prime rate or the corporate “A” long-term bond rate. Eligible employees are 100% vested in deferred awards at all times. The deferred awards are paid in 15 annual cash installments.

Potential Payments Upon Termination or Change of Control

Severance Program for Executive Employees

The Severance Program for Executive Employees, or Severance Program, provides severance benefits to our principal officers and other employees designated by the Compensation Committee. Benefits are payable under the Severance Program both in connection with a termination of the executive officer’s employment with us and in connection with a change in control.

Termination Other Than in Connection with Change of Control.    The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program (except for Mr. Covey, whose benefits listed below are paid in accordance with his employment agreement during his first three years of employment) if the named executive officer’s employment is terminated in the circumstances described below. The following table assumes the termination of employment occurred on December 31, 2006 and uses the $43.82 price per share of our common stock as of December 29, 2006 for purposes of valuing the equity component of severance benefits.

Name	Cash Severance Payment ($)	Pro-Rata Bonus Under the MPAP or Guaranteed Bonus ($)	Benefits Continuation ($)	Equity Acceleration ($)	Total ($)
Michael J. Covey (1)	$2,062,500	$406,250	$33,092	$1,520,961	$4,022,803
L. Pendleton Siegel (2)	N/A	N/A	N/A	N/A	N/A
Gerald L. Zuehlke	$ 291,300	$131,085	$11,519	N/A	$ 433,904
Harry D. Seamans	$ 278,460	$125,307	$10,293	N/A	$ 414,060
Richard K. Kelly	$ 305,040	$137,268	$11,660	N/A	$ 453,968
Brent L. Stinnett	$ 152,520	$137,268	$ 5,830	N/A	$ 295,618

(1)	Mr. Covey’s severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement.

(2)	As Mr. Siegel retired on December 31, 2006, no amounts are shown for him.

Under the Severance Program, benefits are payable to each of our executive officers when his or her employment terminates in the following circumstances:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•	the company employing the employee ceases to be a participating company in the Severance Plan due to a sale of the company to a third party or a spin-off of a subsidiary employing the employee;
•

election by the employee to terminate employment upon being required to relocate his or her principal place of business to a place that is 50 miles or more further from the employee’s primary residence than the prior principal place of business; or

•	separation from service by the employee within 24 months of
•	a material reduction in his or her authority or responsibility,
•	any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity, or
•	a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

No severance benefits are payable in connection with an employee’s termination if (1) the employee separates from service on or after his or her normal retirement date, (2) during the two-year period immediately before retirement the employee is an eligible employee under the Severance Program, and (3) the employee is entitled to benefits under the Retirement Plan, 401(k) Plan and the Supplemental Plans which, when converted to a straight life annuity, are equal in the aggregate to at least $44,000.

Upon the occurrence of any of the events described above, the following severance benefits are payable to the applicable executive officer:

•

Cash Severance Payment.    A cash payment equal to three weeks of the employee’s base compensation for each full year of service. The minimum cash benefit is six months of base compensation and the maximum is one year.

•	Pro-Rata Portion of MPAP Award. Eligibility for a pro rata award under the MPAP.

•	Unused and Accrued Vacation. The employee’s unused and accrued vacation.

•

Benefits Continuation.    Continued medical, dental and basic life insurance coverage for a period of weeks equal to three weeks for each full year of service. The minimum period for continued insurance coverage is six months and the maximum is one year.

Termination in Connection with a Change of Control.    The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program (except for Mr. Covey, whose benefits listed below are paid in accordance with his employment agreement during his first three years of employment) in connection with a change of control. The following table assumes the termination of employment and a change of control each occurred on December 31, 2006 and uses the $43.82 price per share of our common stock as of December 29, 2006 for purposes of valuing the equity component of severance benefits.

Name	Cash Severance Payment ($)	Pro-Rata Bonus Under the MPAP or Guaranteed Bonus ($)	Equity Acceleration ($)(1)	Benefit Continuation ($)	Enhancement of Retirement Benefits ($)	Gross-Up Payment, if applicable ($)	Total ($)
Michael J. Covey (2)	$3,093,750	$406,250	$3,287,483	$49,638	$50,693	$1,980,090	$8,867,904
L. Pendleton Siegel (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Gerald L. Zuehlke	$1,055,963	$131,085	$205,545	$28,799	N/A	$426,454	$1,847,845
Harry D. Seamans	$1,009,418	$125,307	$211,592	$25,733	N/A	$492,940	$1,864,989
Richard K. Kelly	$1,105,770	$137,268	$211,592	$29,149	N/A	N/A	$1,483,779
Brent L. Stinnett	$1,105,770	$137,268	$245,282	$29,149	$16,483	N/A	$1,533,952

(1)	The Equity Acceleration column includes amounts for acceleration of performance share awards, which only require a “single trigger,” or change of control, to occur for a payment to be due. Those amounts shown for Messrs. Zuehlke, Kelly and Seamans are for acceleration of performance share awards and therefore only require a single trigger. The amounts shown for Messrs. Covey and Stinnett, in addition to including acceleration of performance share awards, in the amounts of $1,766,522 and $65,803 respectively, also include the acceleration of RSUs, in the amounts of $1,520,961 and $179,479 respectively, which require a “double trigger” — a change in control followed by an involuntary loss of employment within two years.

(2)	Mr. Covey’s severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement. His employment agreement is discussed under “Mr. Covey’s Employment Agreement.”

(3)	As Mr. Siegel retired on December 31, 2006, no amounts are shown for him.

Under the Severance Program, benefits are payable to each of our executive officers upon a change of control. A “change of control” is defined in the Severance Program as the occurrence of any one of the following transactions, but only to the extent that the transaction is a change in the ownership or effective control of the company or a change in the ownership of a substantial portion of the assets of the company as defined in the regulations promulgated under Section 409A of the Internal Revenue Code:

(i) Upon completion of a reorganization, merger or consolidation involving the company, in each case, unless, following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock immediately prior to such transaction own more than 50% of the then outstanding shares of common stock resulting from such transaction, (B) no person owns 30% or more of the then outstanding shares of our common stock resulting from such transaction except to the extent that such ownership is based on the ownership of outstanding common stock immediately prior to the transaction and (C) at least a majority of the members of the board of directors of the company resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the board, providing for such transaction; or

(ii) On the date that individuals who, as of May 19, 2006, constitute the board of directors of the company cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to May 19, 2006 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any person other than the board of directors; or

(iii) Upon the acquisition after May 19, 2006 by any individual, entity or group of beneficial ownership of 30% or more of our outstanding common stock; or

(iv) Upon the consummation of the sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

Upon a change of control, the performance period for outstanding performance share awards will be deemed concluded on the effective date of the change of control. As of that date, target awards will be deemed payable and dividend equivalents will be calculated on the target award pro-rated to the date of the change of control.

In addition, other benefits are payable to our executive officers if, within two years following a change of control, one of the following events occurs:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•	the company employing the employee ceases to be a participating company in the Severance Plan due to a sale of that company to a third party or a spin-off of a subsidiary employing the employee;
•

the employee is required to relocate his or her principal place of business to a place that is fifty miles or more further from the employee’s primary residence than the prior principal place of business; or

•

separation from service by the employee within twenty-four months of a material reduction in his or her authority or responsibility or any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity or a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

Upon the occurrence of any of the events described above within two years following a change of control, the following severance benefits are payable to our executive officers:

•

Cash Severance Payment.    A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard bonus percentage, determined as of the date of the change of control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our CEO, and 2.5 with respect to all other eligible employees, all of whom are officers. The cash benefit is subject to a downward adjustment if the employee separates from service within thirty months of his or her normal retirement date and additional service credit for the severance period is added to the pension benefit calculation;

•	Pro-Rata Bonus. Eligibility for a pro rata award under the MPAP;
•	Benefits Continuation. COBRA premium payments during the number of years equal to the factor described above for continued medical, dental and basic life insurance coverage;

•	Enhancement of Retirement Benefits.

•

In the case of an employee who has less than two years of vesting service on the date he or she separates from service, the value of that portion of the employee’s “company matching account” in the 401(k) Plan attributable to “company contributions” which is unvested and the unvested portion, if any, of the employee’s “savings plan supplemental benefit” account under the Supplemental Plans;

•

A lump sum cash benefit equal to the present value of the employee’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan, or the Supplemental Plans if the employee was not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service;

•	Vacation Pay Enhancement. The employee’s unused and accrued vacation notwithstanding whether any minimum service requirement has been met under the officer vacation policy; and
•	Gross-Up Payment; If Applicable. A tax gross-up payment if the employee is subject to an excise tax on his or her change of control benefits.

Mr. Covey’s Employment Agreement

We entered into an employment agreement with our CEO and President, Mr. Covey, when we hired him in 2006. If Mr. Covey’s employment terminates during his first three years of employment with us, he will be eligible for the termination benefits described below. If Mr. Covey’s employment terminates after the initial three-year period of employment, then Mr. Covey will be eligible for the benefits under the Severance Program described above.

Voluntary Termination by Mr. Covey.    If Mr. Covey terminates his employment for any reason other than good reason, death, retirement, or disability, he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits;
•	Pro-rated annual bonus for the termination year based on actual performance and paid at the same time as other MPAP participants; and
•	The ability to exercise all vested stock options for 90 days following termination of employment.

All of his unvested performance shares and restricted stock units will be immediately forfeited.

Termination due to Death, Disability or Retirement.    If Mr. Covey’s employment terminates on account of his death, disability or retirement, he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits; and
•	Pro-rated annual bonus for the termination year based on actual performance and paid at the same time as other MPAP participants.

All of his unvested performance shares and restricted stock units will be immediately forfeited.

Involuntary Termination or Termination by Mr. Covey for Good Reason.    If we terminate Mr. Covey’s employment for any reason other than cause or disability or if Mr. Covey terminates his employment for good reason, after signing a release of claims, he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits;
•	Pro-rated annual bonus for the termination year based on actual performance and paid at the same time as other MPAP participants;
•	24 months of pay continuation (base salary and target bonus);
•	Continued medical coverage for the lesser of 24 months or until Mr. Covey is eligible for subsequent employer-provided coverage;
•	The ability to exercise all vested stock options for 90 days following termination of employment; and
•	Immediate vesting of initial RSU award.

All of his unvested performance shares will be immediately forfeited upon termination of employment.

Termination in connection with a Change of Control.    If, in connection with a change of control, Mr. Covey’s employment is terminated for any reason other than cause, or if he terminates employment for Good Reason, after signing a release of claims he will receive:

•	Any accrued but unpaid base salary, bonus, vacation and benefits;
•	Pro-rated annual bonus for the termination year based on actual performance;
•	36 months of pay continuation (base salary and target bonus);
•	Continued medical coverage for three years;
•	Pro-rated performance share award, based on our actual performance;
•

The ability to exercise all stock options that were granted at least six months before the change of control for the lesser of one year following termination of employment or the remaining term of the option;

•	Immediate vesting of initial RSU award; and
•

A gross-up payment to reimburse him for any golden parachute excise tax if his total payments exceed his golden parachute safe harbor by at least $100,000. If his payments are less than $100,000 over his safe harbor limit, then his payments will be reduced to the safe harbor limit to avoid the imposition of the excise tax.

The definition of “change of control” under Mr. Covey’s employment agreement is substantially similar to the definition of “change of control” described above with respect to the Severance Program.

Additional Termination or Change of Control Payment Provisions

MPAP.    As noted in the discussion of the Severance Program, in the event of a change of control, each participant under the MPAP, including the named executive officers, is guaranteed payment of his or her pro-rated “standard bonus” for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of the MPAP is substantially similar to the definition of “change of control” described above with respect to the Severance Program, and like certain other benefits under the Severance Program requires a double trigger. Additionally, under the MPAP, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the target MPAP.

Benefits Protection Trust Agreement.    We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under the Supplemental Plans; Management Performance Award Plan (predecessor plan to the MPAP); the MPAP; the Severance Program; the Deferred Compensation Plan for Directors; the Deferred Compensation Plan for Directors II; the Directors’ Retirement Plan; the Employee Severance Plan; Mr. Covey’s Employment Agreement; certain nonforfeitable benefits provided to Mr. Stinnett; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

2000 and 2005 Stock Incentive Plans.    Under our 2000 Stock Incentive Plan, stock options (and related stock appreciation rights) that have been outstanding for at least six months prior to a change of control will become fully vested and immediately exercisable upon a change of control. Under our 2005 Stock Incentive Plan, stock options (and related stock appreciation rights) that have been outstanding for at least six months and are held by a participant whose employment with us is terminated without cause or who terminates for good reason within one month prior to 24 months following a change of control, will become fully vested and immediately exercisable. With respect to performance shares granted under the 2000 and 2005 Stock Incentive Plans, the “performance period” will be deemed concluded on the effective date of a change of control. As of that date, target awards will be deemed payable and dividend equivalents will be calculated on the target award pro-rated to the date of the change of control. The definition of “change of control” for purposes of the 2000 and 2005 Stock Incentive Plans is substantially similar to the definition of “change of control” described above with respect to the Severance Program.

In addition to those termination situations addressed under our Severance Program, with respect to performance shares granted under the 2000 and 2005 Stock Incentive Plans, if the employee’s employment terminates during the performance period because of retirement, disability, or death, the employee is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the employee is employed during the performance period to the total number of months in the performance period. The prorated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned had the recipient owned the shares during the three-year period, are paid at the end of the applicable performance period.

Other Potential Payments Upon Termination

The following table summarizes the value as of December 31, 2006, of the performance shares that our named executive officers would be entitled to receive at the end of the applicable performance periods and their respective MPAP awards, assuming their employment terminated on December 31, 2006, in connection with death, disability or retirement:

Name	Prorated Number of Shares Issued at End of Performance Period (#) (1)(2)	Value at December 31, 2006 ($) (3)	Pro-Rata Bonus Under the MPAP ($) (2)	Total
Michael J. Covey	24,700	$1,082,369	$406,263	$1,488,632
L. Pendleton Siegel	N/A	N/A	N/A
Gerald L. Zuehlke	4,691	$ 205,545	$131,085	$ 336,630
Harry D. Seamans	4,829	$ 211,592	$125,307	$ 336,899
Richard K. Kelly	4,829	$ 211,592	$137,268	$ 348,860
Brent L. Stinnett	1,502	$ 65,803	$137,268	$ 203,071

(1)	The prorated number of shares shown in this column is based on target performance share awards for those awards granted for the 2005-2007 and 2006-2008 performance periods. Depending on our actual performance during the applicable performance period, the prorated number of shares issued could be 0% to 200% of the amounts shown in this column.

(2)	Messrs. Covey, Seamans and Stinnett were not eligible for retirement under the Retirement Plan as of December 31, 2006. As a result, the amounts shown for those three named executive officers in this column reflect amounts they would be entitled to receive in connection only with death or disability.

(3)	The amounts shown in this column were calculated using the $43.82 closing price for our stock on December 29, 2006, plus dividend equivalents through December 31, 2006.

Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Boh A. Dickey	$75,500		$61,720	—	—	—	—	$137,220
William L. Driscoll(2)	$22,000		$68,526	—	—	—	—	$90,526
Ruth Ann M. Gillis	$60,500	(3)	$61,720	—	—	—	—	$122,220
Jerome C. Knoll	$65,000		$61,720	—	—	—	—	$126,720
John S. Moody(4)	$11,677		$48,039	—	—	—	—	$59,716
Lawrence S. Peiros	$60,500		$61,720	—	—	—	—	$122,220
Gregory L. Quesnel	$72,500		$61,720	—	—	—	—	$134,220
Michael T. Riordan	$60,500		$61,720	—	—	—	—	$122,220
Judith M. Runstad	$65,500		$61,720	—	—	—	—	$127,220
William T. Weyerhaeuser	$76,000	(3)	$61,720	—	—	—	—	$137,720

(1)	The amounts shown reflect the compensation expense taken by us for 2006 in accordance with FAS 123R, including $45,000 per director for common stock units granted in December 2006 (which is the grant date fair market value for purposes of FAS 123R). The assumptions underlying FAS 123R valuations performed are discussed in footnote 14 to our 10-K. As of December 31, 2006, each non-employee director had accumulated 2,808 stock award units in their accounts, with the exception of Mr. Driscoll, who had 3,659 units, Mr. Moody, who had 1,096 units, and Mr. Weyerhaeuser, who had 11,821 units (including stock units held in the Directors’ Retirement Plan). The aggregate number for each director includes stock units that have been credited to the director over the years for service as a director and stock units credited as a result of reinvestment of dividend equivalents.

(2)	Mr. Driscoll served in a United States Marine Corps reserve unit in Iraq during the spring and summer of 2006 and was not compensated as a director during that time. He was compensated for the first quarter of 2006 and upon his return and participation as a director beginning with the fourth quarter of 2006.

(3)	The amounts shown reflect fees deferred in 2006 pursuant to our Deferred Compensation Plan for Directors II. In connection with these deferrals, we credited 1,515 stock units to Ms. Gillis’ account and 1,870 stock units to Mr. Weyerhaeuser’s account for fees deferred in 2006. Such amounts were determined separately for each fee payment, which include meeting fees and quarterly pro-rata payments of the director’s annual retainer fee, by dividing the fee amount due by the appropriate per share closing stock price pursuant to the plan. In addition to the common stock award units described in footnote 1, Ms. Gillis and Mr. Weyerhaeuser have an aggregate of 3,677 and 33,053 common stock units, respectively, in their deferred compensation accounts.

(4)	Mr. Moody became a director on September 16, 2006, and was paid a pro-rated portion of the directors’ annual retainer fee.

During 2006, two of our directors, Penn Siegel and Mike Covey, were also employees of the company. As a result, neither Mr. Siegel, Chairman and CEO through February 6, 2006, and Chairman of the Board through December 31, 2006, nor Mr. Covey, President and CEO beginning February 6, 2006, received compensation for their services as directors during the 2006 year. The compensation received by Messrs. Siegel and Covey as employees of the company is shown in the Summary Compensation Table.

Our Nominating and Corporate Governance Committee reviews and makes recommendations to our Board concerning director compensation. That committee, pursuant to the authority granted it under its charter, engages Deloitte Consulting to advise it on directors’ compensation matters.

Retainer and Fees.    During 2006, our outside directors were paid cash compensation at the following rates:

Annual retainer fee	$35,000
Supplemental annual retainer fee (Vice Chair only)	$15,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each committee meeting	$1,500
Annual retainer fee for Chair of the Audit Committee	$10,000
Annual retainer fee for Chair of each other committee	$5,000

During 2006, we paid directors, or deferred on their behalf, an aggregate total of $569,677 in fees. Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors II, or Directors Plan. When a director elects to defer fees, he or she elects to have those fees converted into common stock units or, if not converted, then credited with annual interest at 70% of the higher of the prime rate or the average monthly long-term corporate “A” bond rate, until paid. The common stock units are credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock. During 2006, we also reimbursed directors for their reasonable out-of-pocket expenses for attending Board and committee meetings and educational seminars and conferences in accordance with our Director Education Program.

Long-Term Incentive Awards.    In December 2006, each of the outside directors was granted a discretionary award, consisting of a credit to an account established on behalf of each outside director under the Directors Plan in the amount of $45,000, for an aggregate amount of $450,000. Under the terms of the award, $45,000 was credited to an account for each director in common stock units, based on the price of the common stock on the date of the grant. These common stock units are then credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units held by the director in his or her deferred account will be converted to cash based upon the then market price of the common stock and will be paid to the director.

Other Benefits.    We provide coverage for directors under our Director and Officer Liability Insurance Policy and Accidental Death and Dismemberment Insurance Policy. Directors may, at their own expense, purchase coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. We made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program. During 2006, we made a charitable donation in the amount of $10,000 to Gonzaga Preparatory School, a private high school located in Spokane, Washington, on behalf of Mr. Siegel in recognition of his years of service to the company. We have traditionally made charitable donations on behalf of retiring directors to a charitable organization of their choice.

Directors’ Retirement Plan.    The Directors’ Retirement Plan is a non-qualified deferred compensation plan that was terminated effective December 31, 1996. At the time of termination, the present value of the accrued defined benefit under the plan was converted to a defined contribution account in Potlatch stock units, which are credited with dividend equivalents. Of our existing Board members, only Mr. Weyerhaeuser served as a director eligible to participate in the plan at the time it was in effect, and so he is the only director with an account. The Directors’ Retirement Plan was originally established to provide a retirement benefit to our non-employee directors. The benefit payable under the plan was an annual payment equal to the amount of the regular annual retainer fee (excluding supplemental fees, attendance fees and fees paid to committee chairpersons) in effect at the time and is payable for ten years following termination of service. There have been no accruals under the plan since its termination (other than dividend equivalents). Mr. Weyerhaeuser’s account will be paid in a lump sum in the first January following his termination of service.

Stock Ownership Guidelines.    In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each outside director to own beneficially at least 3,750 shares by the later of January 1, 2009, or the fifth anniversary of his or her election as a director. As of March 15, 2007, all outside directors have met the guidelines on an incremental basis.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four outside (non-employee) Directors, all of whom meet the New York Stock Exchange listing standards for Director independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. It is governed by a Charter that is annually reviewed by the Committee and, when revisions are made, by the Board of Directors. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

The Committee is responsible for providing oversight on matters relating to Potlatch’s accounting, financial reporting and internal controls. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States. During fiscal year 2006, the Committee met eight times.

In connection with the audit process, the Committee obtained from our independent auditor, KPMG LLP, a formal written statement describing the non-audit relationships between KPMG and Potlatch consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with KPMG whether any relationships may affect KPMG’s independence. The Committee also discussed the quality and adequacy of Potlatch’s internal controls with management, the internal auditor and the independent auditor. The Committee reviewed with the independent auditor and the internal auditor their respective audit plans, audit scope, and identification of audit risks, and with the internal auditor reviewed and discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006, with management and with KPMG outside the presence of management. The Committee also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

Based on these reviews and discussions with management, KPMG and the internal auditor, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Board approved this recommendation.

The Audit Committee Members

Boh A. Dickey, Chair

Ruth Ann M. Gillis

Jerome C. Knoll

Gregory L. Quesnel

Fees Paid to Independent Auditor in 2006 and 2005

The Audit Committee has considered and determined that the services provided by KPMG LLP in fiscal year 2006 are compatible with the auditor’s independence. The following table shows fees for professional services rendered by KPMG for the audit of our financial statements for the years ended December 31, 2006, and 2005, and fees billed for other services rendered by KPMG during each of these years.

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees
2006	$1,298,214	$84,000	$—	$—

2005	$1,273,509	$73,000	—	—

(1)	Audit fees represent fees for the audit of our annual financial statements, the audit of internal controls over financial reporting and reviews of the quarterly financial statements. The 2005 and 2006 fees also include an amount for services in connection with our conversion to a real estate investment trust.

(2)	Audit-related fees represent fees for the audit of our defined benefit plans, and the audit of the Annual Reports on Form 11-K.

All audit services, audit-related services and tax services for fiscal year 2006 were pre-approved by our Audit Committee. The Audit Committee Policy for pre-approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis. A copy of the policy can be found on our web site by going to www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance,” then “Committee Composition,” and then “Audit Committee.” Under the terms of the policy, unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder Proposals for 2008

To be considered for inclusion in the proxy statement for Potlatch’s 2008 Annual Meeting of Stockholders, stockholder proposals must be received at our offices no later than December 11, 2007. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

In order to present a matter or to make a nomination for the election of directors at the 2008 Annual Meeting, a stockholder must give written notice to the Corporate Secretary between December 11, 2007 and January 10, 2008. A stockholder who wishes to present a matter at the Annual Meeting should refer to Article III, Section 4 of our Bylaws for a complete statement of the requirements for submission of a written notice to our Corporate Secretary. A copy of our Bylaws is available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance.”

Annual Report and Financial Statements

A copy of our 2006 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2006, accompanies this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting have filed the required reports on time in 2006.

Other Information

We will make available, free of charge, any of the following documents at the request of stockholders or other interested parties:

Filings with the Securities and Exchange Commission

▪	Annual Reports on Form 10-K
▪	Quarterly Reports on Form 10-Q
▪	Current Reports on Form 8-K
▪	Registration Statements
▪	Beneficial Ownership Reports for Directors and Executive Officers

Corporate Governance Documents

▪	Corporate Governance Guidelines
▪	Corporate Conduct and Ethics Policy
▪	Audit Committee Charter
▪	Finance Committee Charter
▪	Executive Compensation and Personnel Policies Committee Charter
▪	Nominating and Corporate Governance Committee Charter
▪	Director Independence Policy
▪	Audit Committee Independence and Financial Expert Policy
▪	Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees
▪	Audit Committee Policy for Hiring Employees and Former Employees of the Independent Auditor
▪	Director Stock Ownership Guidelines
▪	Officer Stock Ownership Guidelines
▪	Related Person Transactions Policy

These documents are available for downloading or printing by going to our web site at www.potlatchcorp.com, and selecting “Investor Resources and Corporate Governance”. You may also submit a request for printed copies by e-mail to investorinfo@potlatchcorp.com or by mail to the following address:

Potlatch Corporation

Attn: Corporate Secretary

601 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to withhold your votes. Each of the nominees is now a member of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting to a Term Expiring in 2010

Michael J. Covey

Age 49, a director since February 2006.

Gregory L. Quesnel

Age 58, a director since September 2000.

Michael T. Riordan

Age 56, a director since December 2002.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT AUDITOR

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, currently serves as our independent auditor and has conducted the audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2006. A summary of the fees paid by us to KPMG in connection with its audits for fiscal years 2006 and 2005 can be found in the section titled, “Fees Paid to Independent Auditor in 2006 and 2005” in this proxy statement.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent auditor for fiscal year 2007.

The appointment of our independent auditor is not required to be submitted for ratification by the stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of the independent auditor. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG LLP as independent auditor for fiscal year 2007 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent auditor for us if it determines that such a change would be in the best interests of the company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent auditor.

Representatives of KPMG are not expected to attend the Annual Meeting.

Appendix A

AUDIT COMMITTEE CHARTER

(As revised February 22, 2007)

BOARD OF DIRECTORS

POTLATCH CORPORATION

Committee Purpose

The Audit Committee (the “Committee”) is a standing committee established by the Board of Directors (the “Board”) of Potlatch Corporation (the “Company”) whose purposes are to:

a.	Assist Board oversight of the following:

(i)	the integrity of the Company’s financial statements;

(ii)	the Company’s compliance with legal and regulatory requirements;

(iii)	the independent auditor’s qualifications and independence; and

(iv)	the performance of the Company’s internal audit function and independent auditors.

b.	Prepare the Audit Committee Report to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission (SEC).

The role of the Committee is to provide oversight on matters relating to accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities and other matters as the Board deems appropriate. The Committee’s role is limited to this oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that internal controls are adequate and appropriate. These are the responsibilities of management and the independent auditor. In adopting this Charter, the Board acknowledges that the Committee members are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Committee is entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary.

Committee Membership and Procedures

The Committee shall consist of a minimum of three Directors, as determined from time to time by the Board, one of whom shall be appointed as Chair of the Committee (the “Chair”). The members and the Chair of the Committee will be appointed by the Board and shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee. The Chair shall be responsible for leadership of the Committee, including scheduling meetings, preparing agendas and making reports to the Board.

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation).

Independence and Other Qualifications

Each Director who serves on the Committee shall meet the objective test of “independence” which has been established by the Board or, in the absence of such test, the Board shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange (NYSE) and applicable to the Committee (“Listing Standard”). Each member of the Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE or the SEC and applicable to the Committee.

The Board shall endeavor to appoint at least one member to the Committee who is a “financial expert” as such term may be defined from time to time by the SEC.

Committee Meetings

The Committee shall meet at the call of the Chair upon notice given in accordance with the Bylaws of the Company. Meetings may also be called, subject to required notice, at any time by any member of the Committee or by the Chairman of the Board or the Vice Chair of the Board. The Committee may include in its meetings or in separate executive sessions, members of management, the Company’s internal auditors, the independent auditor or other persons employed or retained by the Company or the Committee.

Delegation to Subcommittee

The Committee shall have the authority to delegate to a subcommittee consisting of one or more designated members of the Committee the authority to conduct such of the Committee’s duties and responsibilities as are provided in the resolutions of the Committee, except to the extent such delegation is limited by applicable law or Listing Standard. The actions of any subcommittee to whom authority is delegated under this paragraph shall be reported to the full Committee.

Resources and Authority

The Committee shall have the resources and appropriate authority to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of outside legal, accounting or other advisors to assist the Committee or a member of the Committee engaged in conducting the Committee’s duties and responsibilities, as it deems appropriate, without seeking Board approval.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight role. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or Listing Standard.

With respect to the independent auditor:

1.	The Committee shall have the sole authority to appoint, retain, compensate, evaluate and, where appropriate, replace the Company’s independent auditor.

2.	The Committee, or a subcommittee to which the Committee shall have delegated its authority for this purpose, shall have the sole authority to approve any or all auditing services and non-audit services to be provided to the Company and its subsidiaries by the independent auditor in advance of the provision of these services and shall also approve the fees and terms of all non-audit services provided by the independent auditor.

3.	Obtain and review, at least annually, a report by the independent auditor describing the following:
a.	the auditor’s internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and any steps taken to deal with such issues; and

c.	all relationships between the independent auditor and the Company, in order to assess the independent auditor’s independence.

4.	Review any report by the independent auditor describing:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.	any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Following each audit, evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s Internal Audit Director and the report referred to in paragraph 4 above and present its conclusions to the Board.

With respect to the Company’s financial statements:

6.	Review and discuss with the independent auditor the matters related to the conduct of the audit required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), including the independent auditor’s judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting.

7.	Review with the independent auditor, the Internal Audit Director and management the adequacy and effectiveness of the Company’s internal control structure and procedures and consider any recommendations for improvement of such controls.

8.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	Discuss press releases related to the Company’s earnings (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

10.	Review with the independent auditor any difficulties the independent auditor has encountered in the course of its audit, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response.

11.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

12.	Review analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

13.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

14.	Review with the independent auditor and management the impact on the Company’s financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of financial reporting, prior to filing of periodic reports with the SEC or as soon as practicable if the communications cannot be made prior to filing.

15.	Recommend to the Board, based on the Committee’s review and discussions with management, the Internal Audit Director and independent auditor, whether the Company’s financial statements should be included in its Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

With respect to the internal audit function:

16.	Oversee the appointment or replacement and compensation of personnel involved in the internal audit function, with the Internal Audit Director reporting to the Committee. The internal audit function may be staffed by employees or by an outside firm engaged by the Committee.

17.	Review with the Internal Audit Director the scope and plan of the work to be done by the internal auditors and the results of such work.

With respect to other matters:

18.	Oversee the adoption and disclosure of the Company’s Corporate Conduct and Ethics Policy for Directors and Employees (the “Ethics Policy”), including:

a.	reviewing on an annual basis with management the Ethics Policy and the implementation and effectiveness of compliance programs thereunder; and

b.	reviewing any proposed waiver of the Ethics Policy and making a recommendation to the Board with respect to the disposition of any proposed waiver.

19.	Establish procedures for: (i) the receipt, retention and treatment of complaints from employees of the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss the Company’s policies with respect to risk assessment and risk management, including discussing the guidelines and policies to govern the process by which management assesses and manages the Company’s exposure to risk.

21.	Set clear hiring policies for employees or former employees of the independent auditor.

22.	Review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

23.	Review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their process for certification of periodic reports filed with the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

24.	Prepare the report required by SEC rules to be included in the Company’s annual stockholders’ meeting proxy statement.

25.	Oversee the adoption and disclosure of the Company’s Related Person Transaction Policy (the “Transaction Policy”), including:

a.	reviewing any related person transaction; and

b.	reviewing on an annual basis with management the Transaction Policy and the implementation and effectiveness of the policy.

26.	Recommend to the Board any revisions to this Charter deemed appropriate by the Committee.

Performance Evaluation

The Committee shall produce and provide to the Board annually, a self-evaluation of the Committee, which evaluation shall assess the Committee’s performance of its duties and responsibilities set forth in this Charter. The self-evaluation shall be conducted in such manner as the Committee deems appropriate.

000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext            000000000.000000 ext

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 7, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
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  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors — The Board of Directors recommends a vote FOR the election of three Directors to serve until the 2010 Annual Meeting of
Stockholders.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Michael J. Covey	☐	☐	02 - Gregory L. Quesnel	☐	☐	03 - Michael T. Riordan	☐	☐

B	Issue — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 3 1 A V 0 1 2 7 1 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                    00OW2B

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 7, 2007 at 9:00 a.m. local time (Pacific)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby authorizes MICHAEL J. COVEY, GERALD L. ZUEHLKE and PAMELA A. MULL as Proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 7, 2007, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSAL 1 AND PROPOSAL 2.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors — The Board of Directors recommends a vote FOR the election of three Directors to serve until the 2010 Annual Meeting of
Stockholders.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Michael J. Covey	☐	☐	02 - Gregory L. Quesnel	☐	☐	03 - Michael T. Riordan	☐	☐

B	Issue — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 1 U P X 0 1 2 7 1 8 4	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                    00OW9B

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 7, 2007 at 9:00 a.m. local time (Pacific)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby authorizes MICHAEL J. COVEY, GERALD L. ZUEHLKE and PAMELA A. MULL as Proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 7, 2007, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSAL 1 AND PROPOSAL 2.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 7, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors — The Board of Directors recommends a vote FOR the election of three Directors to serve until the 2010 Annual Meeting of
Stockholders.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Michael J. Covey	☐	☐	02 - Gregory L. Quesnel	☐	☐	03 - Michael T. Riordan	☐	☐

B	Issue — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 3 1 A V 0 1 2 7 1 8 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                    00OW7C

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 7, 2007 at 9:00 a.m. local time (Pacific)

On behalf of the Board of Directors of Potlatch Corporation, this voting instruction form is solicited from participants in the Potlatch Savings Plan for Hourly Employees. Your Shares will be voted as directed by you, but if not otherwise directed, FOR Proposal 1 and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 7, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors — The Board of Directors recommends a vote FOR the election of three Directors to serve until the 2010 Annual Meeting of
Stockholders.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Michael J. Covey	☐	☐	02 - Gregory L. Quesnel	☐	☐	03 - Michael T. Riordan	☐	☐

B	Issue — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 3 1 A V 0 1 2 7 1 8 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                    00OW8C

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 7, 2007 at 9:00 a.m. local time (Pacific)

On behalf of the Board of Directors of Potlatch Corporation, this voting instruction form is solicited from participants in the Potlatch Salaried Employees’ Savings Plan. Your Shares will be voted as directed by you, but if not otherwise directed, FOR Proposal 1 and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.